UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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ALTICE USA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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2020 Notice of Annual Meeting and Proxy Statement

June 10, 2020 at 9:00 a.m. Eastern Daylight Time
1 Court Square West, Long Island City, New York 11101

Altice USA, Inc.
1 Court Square West, Long Island City, New York 11101

Dear Stockholder:
This year’s annual meeting of stockholders will be a completely virtual meeting, conducted solely online through an audio webcast on Wednesday, June 10, 2020 at 9:00 a.m., Eastern Daylight Time. You will be able to attend the virtual annual meeting by logging in at www.virtualshareholdermeeting.com/ATUS2020. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials (the “Notice”) or your proxy card.
The attached proxy statement provides information on how to participate in the 2020 virtual annual meeting, how to vote your shares, and explains the matters to be voted upon in detail.
Your vote is important to us. Stockholders may vote by using a toll-free telephone number or over the Internet. Also, if you receive a paper copy of the proxy card by mail, you may sign and return the proxy card in the envelope provided.
Very truly yours,
Dexter Goei
Chief Executive Officer
April 24, 2020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF ALTICE USA, INC.

Time: 9:00 a.m., Eastern Daylight Time
Date: June 10, 2020
Place: There will be no physical location for stockholders to attend. Stockholders may only participate by logging in at www.virtualshareholdermeeting.com/ATUS2020 and using the 16-digit control number provided on the Notice or your proxy card.
Purpose:
•Elect nine directors
•Ratify appointment of independent registered public accounting firm
•Approve Amended and Restated Altice USA 2017 Long Term Incentive Plan
•Conduct other business if properly raised
Only stockholders of record on April 13, 2020 may vote at the annual meeting.
Your vote is important. We urge you to vote your shares by telephone, over the Internet or, if you receive a copy of the proxy card by mail, by completing, signing, dating and returning your proxy card as soon as possible in the enclosed postage prepaid envelope.
Important Notice: Our 2019 Annual Report on Form 10-K and the 2020 Proxy Statement are available at:
https://investors.alticeusa.com/investors/alticeusa/sec-filings/default.aspx

By order of the Board of Directors,
Michael E. Olsen
Executive Vice President,
General Counsel and Secretary
April 24, 2020

GENERAL INFORMATION
HOW TO VOTE
The 2020 Annual Meeting of Stockholders of Altice USA, Inc. (“Altice USA,” the “Company,” “we,” “us” and “our”) will take place on June 10, 2020 at 9:00 a.m. Eastern Daylight Time.
This year's annual meeting will be a completely virtual meeting of stockholders through an audio webcast live over the Internet. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. Please go to www.virtualshareholdermeeting.com/ATUS2020 for instructions on how to attend and participate in the annual meeting. Any stockholder may attend and listen live to the webcast of the annual meeting over the Internet at such website. Stockholders as of the record date may vote and submit questions while attending the annual meeting via the Internet by following the instructions listed on your proxy card. The webcast starts at 9:00 a.m., Eastern Daylight Time, on June 10, 2020. We encourage you to access the meeting prior to the start time.
As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders (other than those who previously requested electronic or paper delivery). All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request to receive a printed set of the proxy materials. There is no charge to you for requesting a printed copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed set of proxy materials may be found in the Notice. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email on an ongoing basis.
You may vote by telephone, over the Internet, or if you receive a copy of the proxy card by mail, by completing, signing, dating and returning your proxy card as soon as possible in the enclosed postage prepaid envelope.
VOTING RIGHTS
Only holders of the Company’s Class A common stock (“Class A common stock”) and the Company’s Class B common stock (“Class B common stock”) (together, the “Altice USA common stock”), as recorded in our stock register at the close of business on April 13, 2020, may vote at the annual meeting. On April 13, 2020, there were 412,128,117 shares of Class A common stock and 186,196,553 shares of Class B common stock issued and outstanding. As of the date of this Proxy Statement, the Company has not issued any shares of its Class C common stock or its preferred stock.
Each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to twenty-five votes per share, in each case, on any matter submitted to a vote of our stockholders. Except as set forth below or as required by Delaware law, holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of our stockholders.
HOW PROXIES WORK
The Company’s Board of Directors (the “Board”) is asking for your proxy. If you submit a proxy but do not specify how to vote, the Company representative named in the proxy will vote your shares in favor of the director nominees identified in this proxy statement and for Proposals 2 and 3.
The Notice contains instructions for telephone and Internet voting. Also, if you receive a paper copy of the proxy card by mail, you may sign and return the proxy card in the envelope provided. Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against Proposals 2 and 3 or abstain from voting.
You may receive more than one Notice or proxy or voting card depending on how you hold your shares. If you hold shares through another party, such as a bank or brokerage firm, you may receive material from them asking how you want to vote.
REVOKING A PROXY
A stockholder may revoke any proxy which is not irrevocable by submitting a new proxy bearing a later date, by voting by telephone or over the Internet, or by delivering to the Secretary of the Company (the “Secretary”) a revocation of the proxy in writing so that it is received by the Company prior to the annual meeting at 1 Court

Square West, Long Island City, New York 11101. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
SOLICITATION
These proxy materials are being provided in connection with the solicitation of proxies by the Company and are first being sent to stockholders on or about April 29, 2020. In addition to this mailing, the Company’s employees may solicit proxies personally, electronically or by telephone. The Company pays the costs of soliciting proxies. We also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.
VOTES NEEDED
The vote required for Proposal 1 for the election of directors by stockholders, other than in a contested election of directors, shall be the affirmative vote of a majority of the votes cast with respect to a director nominee. For purposes of this paragraph, a ‘majority of the votes cast’ means that the number of votes cast ‘for’ a director must exceed the number of votes cast ‘against’ that director. In any contested election of directors, the nominees receiving the greatest number of the votes cast for their election, up to the number of directors to be elected in such election, shall be deemed elected. Abstentions and “broker non-votes” (as defined below) will not count as votes either ‘for’ or ‘against’ a nominee. A contested election is one in which the number of persons nominated exceeds the number of directors to be elected as of the date that is ten days prior to the date that the Company first mails its notice of meeting for such meeting to the stockholders.
Approval of Proposals 2 and 3 requires the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the internet meeting or represented by proxy and entitled to vote on the subject matter. For Proposals 2 and 3, an abstention will have the same effect as a vote against the proposal because an abstention represents a share considered present and entitled to vote.
If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions, for Proposal 2 to ratify selection of the Company’s independent registered public accounting firm, the broker may vote your shares at its discretion. For the remaining proposals, including the election of directors, the broker cannot vote your shares at all. When that happens, it is called a “broker non-vote.” Broker non-votes are counted in determining the presence of a quorum at the meeting, but they will have no effect on the voting for Proposals 1, 2 and 3 because they do not represent shares present and entitled to vote.
QUORUM
In order to carry on the business of the meeting, we must have a quorum. This means that the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote at the annual meeting must be represented at the annual meeting, either by proxy or present at the internet meeting.
Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present at the internet meeting or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.
BOARD AND GOVERNANCE PRACTICES
OVERVIEW
The board of directors (the “Board of Directors” or the “Board”) of Altice USA currently consists of nine members: Patrick Drahi (Chairman), Gerrit Jan Bakker, Manon Brouillette, David Drahi, Dexter Goei, Mark Mullen, Dennis Okhuijsen, Charles Stewart and Raymond Svider. See Stockholder Proposal 1 below for more information.
The following section provides an overview of our Board practices, Board committee responsibilities, our leadership structure, risk oversight, governance practices and director compensation.

Board Independence	●Our Board has determined that 3 out of 9 of our directors qualify as “independent” under the New York Stock Exchange (“NYSE”) Listing Standards.
Board Committees
●We have two committees of the Board—the Audit Committee and the Compensation Committee—each of which is composed entirely of independent directors.
●Each of our committees operates under its respective written charter and reports regularly to the Board concerning its activities.

Executive Sessions	●Our Board holds regular executive sessions of non-management directors. ●The non-management directors specify the procedure to designate the director who will preside at each executive session.
Board Oversight of Risk
●Risk management is overseen by our Audit Committee.
●Our Compensation Committee reviews whether there are risks arising from our compensation practices to ensure that those practices encourage management and other employees to act in the best interests of our stockholders.

Corporate Governance Guidelines	●Our Board operates under our Corporate Governance Guidelines, which define director qualification standards and other appropriate governance procedures.
Annual Election of Directors	●Our second amended and restated bylaws (“Second Amended and Restated Bylaws”) provide for the annual election of all directors.
Majority Voting
●In accordance with our Second Amended and Restated Bylaws, all questions presented to stockholders, other than in respect of the election of directors, are decided by the affirmative vote of the holders of a majority of the voting power of the shares present or represented by proxy and entitled to vote, unless otherwise required under applicable law.
●For the election of directors by stockholders, other than in a contested election of directors, the vote required is the affirmative vote of a majority of the votes cast with respect to a director nominee.

Related Party Transactions
●Our Related-Party Transactions Approval Policy requires the Audit Committee to review and approve, or take such other action as it may deem appropriate with respect to, any transactions involving the Company and its subsidiaries, on the one hand, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person” under the related‑party disclosure requirements of the SEC has an interest, on the other hand.
●The Related‑Party Transaction Approval Policy cannot be amended or terminated without the prior approval of a majority of the Audit Committee.

Open Lines of Communication
●Our Board promotes open and frank discussions with senior management.
●Our directors have access to all members of management and other employees and are authorized to hire outside consultants or experts at our expense.

Self-Evaluation	●Our Board and each of the Committees conduct annual self-evaluations.

Our Board
Our Board is composed of nine members, three of whom have been determined by the Board to be independent directors under applicable NYSE corporate governance standards. Mr. Patrick Drahi is the Chairman of our Board.
We entered into a stockholders’ agreement (the “Stockholders’ Agreement”) in June 2018 with Next Alt S.à r.l. (“Next Alt”), an entity of which Mr. Patrick Drahi is the sole indirect controlling shareholder, and A4 S.A., an entity controlled by Mr. Drahi’s family.
•Under the Stockholders’ Agreement, Next Alt has the right to designate a number of directors to the board (the “Next Alt Designees”) based on Next Alt’s voting power as follows:
◦If Next Alt, A4 S.A., Mr. Patrick Drahi (or his heirs or entities or trusts directly or indirectly under his or their control or formed for his or their benefit) or any of their affiliates (collectively, the “Drahi Group”) beneficially owns in the aggregate, at least 50% of the voting power of our outstanding capital stock, Next Alt will have the right to designate six directors to the Board, and the Company will cause the Board to consist of a majority of directors nominated by Next Alt;

◦If the Drahi Group beneficially owns, in the aggregate, less than 50% of the voting power of our outstanding capital stock, Next Alt will have the right to designate a number of directors to the Board equal to the total number of directors comprising the entire Board multiplied by the percentage of the voting power of our outstanding common stock beneficially owned, in the aggregate, by the Drahi Group, rounding up in the case of any resulting fractional number;
◦If the Drahi Group beneficially owns, in the aggregate, less than 50% of the voting power of our outstanding capital stock, Next Alt will not have the right to designate a number of directors to the Board equal to or exceeding 50% of directors comprising the entire Board. One of Next Alt’s designation nominations will be an individual designated by A4 S.A., and Next Alt will agree to vote its shares in favor of electing the individual designated by A4 S.A;
◦If a director designated by Next Alt or by A4 S.A. resigns or is removed from the Board, as the case may be, only another director designated by Next Alt or by A4 S.A., as the case may be, may fill the vacancy; and
◦In the event Mr. Drahi is not a member of our Board, one representative of the Drahi Group will have board observer rights.
Messrs. P. Drahi, Bakker, D. Drahi, Goei, Okhuijsen and Stewart are Next Alt Designees to our Board.
Our Board Meeting Quorum Requirements
Our amended and restated certificate of incorporation (the “Third Amended and Restated Certificate of Incorporation”) has the following quorum requirements for meetings of the Board:
•a majority of the number of directors then in office will constitute a quorum;
•in the event Next Alt is entitled to nominate three or more directors to the Board pursuant to the Stockholders’ Agreement, such quorum must include (i) the Chairman of the board of managers of Next Alt nominated by Next Alt to the Board pursuant to the Stockholders’ Agreement and two other directors nominated to the Board by Next Alt pursuant to the Stockholders’ Agreement or (ii) in the event the Chairman of the board of managers of Next Alt is not a member of the Board, three directors nominated to the Board by Next Alt pursuant to the Stockholders’ Agreement; and
•in the event Next Alt is entitled to nominate one or two directors to the Board pursuant to the Stockholders’ Agreement and such directors are elected to the Board by the stockholders of the Company, a quorum must include each of the directors nominated to the Board by Next Alt pursuant to the Stockholders’ Agreement.
MEETINGS
The Board met five times in 2019. Each of our directors in 2019 attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served, other than Mr. Svider.
We encourage our directors to attend annual meetings of stockholders; a majority of our directors attended our 2019 annual meeting.
COMMITTEES
The Board has two standing committees: the Audit Committee and the Compensation Committee, each of which consists entirely of independent board members.
AUDIT COMMITTEE
Committee members: Messrs. Mullen (Chairman) and Svider and Ms. Brouillette currently constitute the Audit Committee.
The Audit Committee met four times in 2019.
The primary responsibilities of the Audit Committee include:
•overseeing management’s establishment and maintenance of adequate systems of internal accounting, auditing and financial controls;
•reviewing the effectiveness of our legal, regulatory compliance and risk management programs;
•reviewing certain related party transactions in accordance with the Company’s Related Party Transaction Approval Policy;
•overseeing our financial reporting process, including the filing of financial reports; and

•selecting independent auditors, evaluating their independence and performance and approving audit fees and services performed by them.
Our Board has determined that each member of the Audit Committee is “independent” as defined under the listing standards of the NYSE and the requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that Mark Mullen, Chair of the Audit Committee, is an “audit committee financial expert” within the meaning of SEC rules and regulations.
The text of our Audit Committee charter is available on our website at www.alticeusa.com. A copy may be obtained, without charge, by writing to Altice USA, Inc., Corporate Secretary, 1 Court Square West, Long Island City, New York 11101.
Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee. This procedure is described under “Communicating with Our Directors” below.
COMPENSATION COMMITTEE
Committee members: Messrs. Svider (Chairman) and Mullen and Ms. Brouillette currently constitute the Compensation Committee.
The Compensation Committee met four times in 2019.
The primary responsibilities of the Compensation Committee include:
•ensuring our executive compensation programs are appropriately competitive, support organizational objectives and stockholder interests and emphasize pay for performance linkage;
•evaluating and approving compensation and setting performance criteria for compensation programs for our chief executive officer and other executive officers;
•overseeing the implementation and administration of our compensation plans; and
•reviewing our compensation arrangements to determine whether they encourage excessive risk-taking, and mitigating any such risk.
The text of our Compensation Committee charter is available on our website at www.alticeusa.com. A copy may be obtained, without charge, by writing to Altice USA, Inc., Corporate Secretary, 1 Court Square West, Long Island City, New York 11101.
Our Board has determined that each member of the Compensation Committee is “independent” and meets the independence requirements applicable to compensation committee members under the rules of the NYSE.
In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. The Compensation Committee did not engage an outside consultant in 2019.
DIRECTOR NOMINATIONS
The Board has established a nomination mechanism in our Corporate Governance Guidelines. The Board is responsible for selecting the nominees for election to the Board, subject to the then applicable terms of the Stockholders’ Agreement.
DIRECTOR SELECTION
The Board selects new nominees for election as a director considering the following criteria:
•the then applicable terms of the Stockholders’ Agreement;
•personal qualities and characteristics, accomplishments and reputation in the business community;
•current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;
•ability and willingness to commit adequate time to Board and committee matters;
•the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and
•diversity of viewpoints, background and experience.

BOARD LEADERSHIP STRUCTURE
The Chairman shall have general and active management and control of the business and affairs of the Company, subject to the control of the Board and the Stockholders’ Agreement, and shall see that all orders and resolutions of the Board are carried into effect. The positions of Chairman and CEO may be filled by one individual or by two different individuals. Mr. Drahi serves as Chairman of the Board.
RISK OVERSIGHT
One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from the Audit and Compensation Committees, each of which addresses risks specific to its respective areas of oversight. In particular, our Audit Committee is responsible for considering and discussing our major financial risk exposures and cyber-security risks and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. Board committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise‑level risk. In addition, the Board receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.
CORPORATE GOVERNANCE GUIDELINES
We are committed to adhering to corporate governance practices that meet applicable U.S. corporate governance standards. Our Board has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including the size and composition of the Board, board membership criteria and director qualifications, director responsibilities, board agenda, role of the chief executive officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.
The full text of our Corporate Governance Guidelines may be viewed at our website at www.alticeusa.com. A copy may be obtained, without charge, by writing to Altice USA, Inc., Corporate Secretary, 1 Court Square West, Long Island City, New York 11101.
CONTROLLED COMPANY
Our Class A common stock is listed on the NYSE. Because Mr. Drahi owns or controls (through entities controlled directly or indirectly by Mr. Drahi or his family (including Next Alt, Uppernext and A4 S.A.) as described in “Certain Relationships and Related Party Transactions”) shares representing a majority of the voting power of our outstanding common stock, we are a “controlled company” under NYSE corporate governance rules.
As a controlled company, we are eligible for exemptions from some of the requirements of these rules, including:
•the requirement that a majority of our Board consist of independent directors; and
•the requirement that we have a nominating and governance committee.
Consistent with these exemptions, we do not have (i) a majority of independent directors on our Board or (ii) a nominating and governance committee. The responsibilities that would otherwise be undertaken by a nominating and governance committee are undertaken by the full Board, or at its discretion, by a special committee established under the direction of the full Board.
Because of this control, Mr. Drahi and related parties control the outcome of any matters put before the stockholders.
DIRECTOR INDEPENDENCE
Ms. Brouillette, Mr. Mullen and Mr. Svider have been determined by the Board to be independent directors under applicable NYSE corporate governance standards.

BOARD SELF-ASSESSMENT
The Board conducts a self-evaluation at least annually to determine whether it is functioning effectively. The Board periodically considers the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.
In addition, our Audit Committee and Compensation Committee each conduct their own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.
EXECUTIVE SESSIONS OF NON-MANAGEMENT BOARD MEMBERS
Our Corporate Governance Guidelines provide that our non-management directors meet in executive session at least quarterly, with no members of management present. The non-management directors specify the procedure to designate the director who will preside at each executive session. Non-management directors who are not independent under the rules of the NYSE may participate in these executive sessions, but independent directors under the rules of the NYSE meet separately in executive session at least once a year.
COMMUNICATING WITH OUR DIRECTORS
The Board welcomes communications from the Company’s stockholders, and it is the policy of the Company to facilitate communication from stockholders. The Board generally believes it is in the Company’s best interests that designated members of management speak on behalf of the Company. Stockholders and other interested parties wishing to communicate with the Board or with an individual Board member concerning the Company may do so by writing to the Board or to a particular Board member, by mailing such correspondence to:
Corporate Secretary
Altice USA, Inc.
Attn: General Counsel
1 Court Square West
Long Island City, NY 11101
Tel: 1-516-803-2300
Please indicate on the envelope or in the email whether the communication is from a stockholder or other interested party. The Board has instructed the Corporate Secretary and other relevant members of management to examine incoming communications and forward to the Board or individual Board members as appropriate, communications he or she deems relevant to the Board’s roles and responsibilities. The Board has requested that certain types of communications not be forwarded, and redirected if appropriate, such as: spam, business solicitations or advertisements, resumes or employment inquiries, service complaints or inquiries, surveys, or any threatening or hostile materials.
CODE OF BUSINESS CONDUCT AND ETHICS
Our Board has adopted a Code of Business Conduct and Ethics for all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available on our website. Our Code of Business Conduct and Ethics is a “code of ethics” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to or waivers of provisions of our code of ethics on our website.
The full text of the code is available on our website at www.alticeusa.com. A copy may be obtained, without charge, by writing to Altice USA, Inc., Attn: Corporate Secretary, 1 Court Square West, Long Island City, New York 11101.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and any beneficial owners of more than 10% of our common stock to file reports relating to their ownership and changes in ownership of our common stock with the SEC and NYSE by certain deadlines. Based on a review of Section 16 filings with respect to our company, the following transactions (all of which were exempt from Section 16(b)) were reported after the applicable reporting deadline: (i) Next Alt S.á. r.l. a 10% owner and director by deputization, Mr. Drahi, a 10% owner and a director, and A4 S.A., as a director by deputization, filed two Form 4s reporting four transactions; (ii) Mr. Goei individually filed a Form 4 reporting four transactions; and (iii) Mr. Mullen filed a Form 4 reporting one transaction.

HEDGING
We do not have a formal hedging policy and do not prohibit our directors, officers or employees from entering into hedging transactions.
DIRECTOR COMPENSATION
Compensation for our non-employee directors is determined by our Board with the assistance of the Compensation Committee. See “Director Compensation Table” below for further details on director compensation.
DIRECTOR COMPENSATION TABLE
The table below shows the compensation paid to or earned by our directors for the year ending December 31, 2019. None of Messrs. Bakker, Bonnin, D. Drahi, P. Drahi, Goei, Okhuijsen and Stewart received any compensation from us for their services as directors of our Board in 2019. On February 20, 2019, Mr. Bonnin resigned as a member of our Board, as reported in a current report filed on Form 8-K with the SEC on February 22, 2019.
Compensation for our directors is determined by our Board with the assistance of the Compensation Committee. Each of Messrs. Mullen and Svider and Ms. Brouillette receives a base fee of $72,500 per year. In addition, the Audit Committee chair receives an annual fee of $32,500 and Audit Committee members each receive an annual fee of $22,500. The Compensation Committee chair receives an annual fee of $22,500 and Compensation Committee members each receive an annual fee of $5,000. The compensation of Mr. Svider is paid to BC Partners LLP.

Name	Year	Fees Earned or Paid in Cash ($)	Total ($)
Raymond Svider	2019	117,500	117,500
Mark Mullen	2019	110,000	110,000
Manon Brouillette	2019	100,000	100,000
PROPOSAL 1
ELECTION OF DIRECTORS
The Board has nominated the nine director candidates named below, all of whom currently serve as our directors, to hold office until our next annual meeting of shareholders. There are no vacancies on the Board.
The Company representatives named in the proxy intend to vote for the election of each of the director nominees below, unless you indicate on your proxy that your vote should be withheld from any or all of the nominees.
Information on each of our nominees is given below.
The Board recommends you vote FOR each of the following candidates:
Patrick Drahi, 56, is the chairman of our Board. He founded Altice Europe N.V. ("Altice Europe") and its subsidiaries (the “Altice Group”) in 2002. Mr. Drahi is president of the board of Altice Europe. Mr. Drahi is a graduate from the Ecole Polytechnique and Ecole Nationale Supérieure de Télécommunications and began his professional career with the Philips Group in 1988 where he was in charge of international marketing (UK, Ireland, Scandinavia, Asia) in satellite and cable TV (DTH, CATV, MMDS). In 1991, Mr. Drahi joined the US/Scandinavian group Kinnevik‑Millisat, where he was in charge of the development of private cable networks in Spain and France and was involved in the launch of commercial TV stations in Eastern Europe. In 1993, Mr. Drahi founded CMA, a consulting firm specialized in telecommunications and media, which was awarded a mandate from BCTV for the implementation of Beijing’s full service cable network. In addition, Mr. Drahi founded two cable companies, Sud Câble Services (1994) and Médiaréseaux (1995), where he was involved in several network deployments and buy-outs. When Médiaréseaux was taken over by UPC at the end of 1999, Mr. Drahi advised UPC on its M&A activities until mid‑2001. Mr. Patrick Drahi is the father of Mr. David Drahi. Mr. Drahi’s qualifications to sit on our Board include his substantial experience in the areas of corporate strategy, operations, finance and telecommunications.
Gerrit Jan Bakker, 49, joined Altice USA as a director in 2018. Mr. Bakker has over 12 years of experience in the telecommunications and media sector. Mr. Bakker currently serves as Group Treasurer at Altice Europe where Mr. Bakker is responsible for group-wide treasury management activities including financial risk management, liquidity management, intercompany financing, internal banking services, equity-related activities and management reporting. His previous experience also includes service in senior roles at Liberty Global plc where Mr. Bakker served as Deputy Treasurer. Mr. Bakker earned a Bachelor of Public Administration and Bachelor of Business Administration degrees from Erasmus University in Rotterdam, The Netherlands. Mr. Bakker’s qualifications to sit on our Board include his substantial experience in the areas of corporate finance and telecommunications.
Manon Brouillette, 52, joined Altice USA as a director in 2017. Ms. Brouillette served as Chief Executive Officer of Videotron from 2014 until January 2019. Previously, she served as Vice President of Product at Videotron. Since January 2019, Ms. Brouillette has been an advisor to certain venture capital and private equity firms. She serves on the boards of directors of National Bank of Canada and Cirque du Soleil Entertainment Group. Ms. Brouilette has extensive experience in corporate transformation, new business models and digital transformation. Ms. Brouilette led a series of large-scale strategic rollouts including Videotron’s entry into the wireless market, the transformation to a digital-first cable television business model, and the evolution of Videotron from a content distributor to a fully integrated (creation, production & distribution) video content provider. In 2018, Ms. Brouillette led Videotron’s sub-brand business development, creating Fizz, the first 100% digital mobile and Internet provider in North America. Ms. Brouillette is involved in the women’s leadership programs Effet A and mentors start-up CEOs and Executives. Ms. Brouillette received a bachelor’s degree in communications and marketing from the Université Laval and completed the University of Western Ontario’s Ivey Executive Program. Ms. Brouillette’s qualifications to serve on our Board include her substantial experience in the areas of corporate strategy and operations.
David Drahi, 25, joined Altice USA as a director in 2019. Dr. Drahi graduated from the University of Oxford with a D.Phil. in Atomic and Laser Physics, obtained his Master in Optics and Physics from the Imperial College of London, and received his Bachelor of Science at Ecole Polytechnique in Lausanne, Switzerland. His research covered the fields of Quantum Optics and Quantum Cryptography. He previously worked at Cabovisao, previously owned by Altice Europe, and Icart, a subcontractor to Altice Europe. David Drahi is Patrick Drahi's son. Dr. Drahi’s qualifications to sit on our Board include his experience in the areas of corporate strategy and operations.
Dexter Goei, 48, has served as Chief Executive Officer of Altice USA since 2016. Mr. Goei was chairman of the boards of Altice USA and Altice Europe until the Distribution and a director of Altice Europe until October 2018. Mr. Goei first joined the Altice Group as Chief Executive Officer in 2009, helping to lead its development and growth from a French cable operator to a multinational telecoms operator with fixed and mobile assets across six different territories serving both residential and enterprise clients. Prior to joining the Altice Group, Mr. Goei spent 15 years in investment banking first with JPMorgan and then Morgan Stanley in their Media & Communications Group in New York, Los Angeles and London. He was Co‑Head of Morgan Stanley’s European Media & Communications Group when he left to join Altice. Mr. Goei is a graduate of Georgetown University’s School of Foreign Service with cum laude honors. Mr. Goei’s qualifications to sit on our Board include his substantial experience in the areas of corporate strategy, operations, finance and telecommunications.
Mark Mullen, 55, joined Altice USA as a director in 2017. Mr. Mullen is co-founder and Managing Director of Bonfire Ventures, founded in 2017. Mr. Mullen also founded Double M Partners in 2012 and has since served as Managing Partner. Both Bonfire and Double M manage early stage capital funds in Los Angeles. Mr. Mullen also founded Mull Capital in 2005, an evergreen fund that invests directly in startups and in other investment funds. All of the funds focus on investing in internet, media and technology with primary emphasis on business to business solutions, security and software. Prior to Double M Partners, Mr. Mullen served as COO of the City of Los Angeles (Economic Policy) and Senior Advisor to the then-Mayor Antonio Villaraigosa where he oversaw several of the City’s assets including the LA International Airport (LAX), LA Convention Center, the Planning and Building & Safety Departments, as well as the Office of Small Business Services. From 1993 until 2007, Mr. Mullen ran the international M&A and private equity group for Daniels & Associates, an investment bank focused on the cable TV and broadband industry. Mr. Mullen was a senior partner of Daniels when it was acquired by RBC Capital Markets in 2007 where he stayed until 2010 as Managing Director. Mr. Mullen earned his BSBA with cum laude honors from the University of Denver in 1986 and earned his MBA in international business from the Thunderbird School of Global Management in 1992. Mr. Mullen’s qualifications to sit on our Board include his substantial experience in the areas of corporate strategy, operations, finance and investments, including, capital markets, capital allocation and mergers and acquisitions.
Dennis Okhuijsen, 49, joined Altice USA as a director in 2017. Mr. Okhuijsen joined the Altice Group in September 2012 and served as its CFO until October 2018. He currently serves as a senior advisor to the Altice Group. Before joining the Altice Group, he was a Treasurer for Liberty Global from 2005 until 2012. From 1993 until 1996 he was a senior accountant at Arthur Andersen. Mr. Okhuijsen joined UPC in 1996 where he was responsible for accounting, treasury and investor relations up to 2005. His experience includes raising and maintaining non-investment grade capital across both the loan markets as well as the bond/equity capital market. In his previous capacities he was also responsible for financial risk management, treasury and operational financing. He holds a Master’s of Business Economics from the Erasmus University Rotterdam. Mr. Okhuijsen’s qualifications to sit on our Board include his substantial experience in the areas of corporate finance and strategy, including capital markets and capital allocation.

Charles Stewart, 50, is the Chief Executive Officer of Sotheby's. Mr. Stewart served as Co-President and Chief Financial Officer of Altice USA from 2015 to 2019, and has served as a director of Altice USA since 2018. Mr. Stewart joined Altice USA after 21 years of corporate, finance and investment banking experience in the United States, Latin America and Europe. Most recently, Mr. Stewart served as Chief Executive Officer of Itau BBA International plc from 2013 until 2015, where he oversaw Itau‑Unibanco’s wholesale banking activities in Europe, the United States and Asia. Prior to that, he spent nineteen years at Morgan Stanley as an investment banker in various roles, including nine years focusing on the U.S. cable, broadcast and publishing industries. Mr. Stewart also acted as Deputy Head of Investment Banking for EMEA and was a member of the global investment banking management committee. Mr. Stewart is a graduate of Yale University. Mr. Stewart’s qualifications to sit on our Board include his substantial experience in the areas of corporate strategy, operations and finance.
Raymond Svider, 57, joined Altice USA as a director in 2017. Mr. Svider is the Chairman and a Partner of BC Partners. He joined the firm in 1992 and is currently based in New York. Over the years, Mr. Svider has participated and led investments in a number of sectors including TMT, healthcare, industrials, business services, consumer and retail. He is currently Executive Chairman of PetSmart, Chairman of the Board of Chew, Inc (NYSE “CHWY”), Chairman of the Board of Accudyne Industries, Chairman of the Advisory Board of The Aenova Group, and also serves on the boards of Intelsat (NYSE “I”), Navex Global, GFL Environmental, and Presidio, Inc. Mr. Svider previously served as a Director of Teneo Global. Office Depot, Multiplan, Unity Media, Neuf Cegetel, Polyconcept, Neopost, Nutreco, UTL and Chantemur. Mr. Svider is also on the Boards of the Mount Sinai Children’s Center Foundation in New York and the Polsky Center Private Equity Council at the University of Chicago. Mr. Svider received an MBA from the University of Chicago and an MS in Engineering from both Ecole Polytechnique and Ecole Nationale Superieure des Telecommunications in France. Mr. Svider’s qualifications to sit on our Board include his substantial experience in the areas of corporate strategy, finance and investments.
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has approved the retention of KPMG LLP (“KPMG”) as our independent registered public accountants for 2020. KPMG will audit our financial statements for fiscal year 2020. We are asking that you ratify that appointment, although your ratification is not required. A KPMG representative will attend the annual meeting to answer appropriate questions and to make a statement if he or she desires.
This proposal requires the affirmative vote of the majority of the votes cast by the holders of Class A common stock and Class B common stock, voting together as a single class. In accordance with our Third Amended and Restated Certificate of Incorporation, holders of Class A common stock have one vote per share and holders of Class B common stock have twenty-five votes per share.
The Board recommends you vote FOR this proposal.
KPMG LLP Information
The following table presents fees for services rendered by KPMG in 2019 and 2018.

	2019	2018
	(in thousands)
Audit Fees(1)	$4,587	$5,114
Audit Related Fees(2)	—	3,125
Tax Fees(3)	662	529
All other Fees(4)	435	—
Total Fees	$5,684	$8,768
(1)Audit fees for 2019 and 2018 consisted principally of fees charged for services related to the annual audit of the Company’s consolidated financial statements, audits of internal control over financial reporting, quarterly reviews of the Company’s interim consolidated financial statements and procedures related to the Company's debt offerings.
(2)Audit related fees for 2018 consisted principally of fees billed for services relating to the Company’s spin-off from Altice Europe and audits of employee benefit plans.
(3)Tax fees for 2019 and 2018 consisted of fees for the preparation of tax returns and tax consultation services.
(4)All other fees primarily relates to diligence services performed.
The Audit Committee’s policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman or any other member of the Audit Committee. All of the services for which fees were disclosed in the table above were pre-approved under the Audit Committee’s pre-approval policy.
REPORT OF AUDIT COMMITTEE
In accordance with its charter, the Audit Committee assists the Board in its oversight of the Company’s financial reporting process. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm (the “independent auditor”) is responsible for auditing the Company’s annual financial statements and expressing opinions as to the conformity of the annual financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.
As part of its oversight activities during 2019, the Audit Committee discussed with the independent auditor the overall scope and plans for its audit and approved the terms of its engagement letter. The Audit Committee also reviewed the Company’s internal audit plan. The Audit Committee met with the independent auditors and with the Company’s internal auditors, in each case with and without other members of management present, to discuss the results of their respective examinations, their evaluations of the Company’s internal controls and the overall quality and integrity of the Company’s financial reporting. Additionally, the Audit Committee reviewed the performance, responsibilities, budget and staffing of the Company’s internal auditors. Further, the Audit Committee monitored the Company’s response to matters raised through the confidential hotline and also discussed with management the processes by which the Company assesses and manages exposure to risks.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and the independent auditor the audited financial statements for the year ended December 31, 2019 and the independent auditor’s evaluation of the Company’s internal control over financial reporting. The Audit Committee discussed with the independent auditor the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees). The Audit Committee received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee discussed with the independent auditor that firm’s independence. All audit and non-audit services performed by the independent auditor were approved in accordance with the Audit Committee’s pre-approval policy, and the Audit Committee has concluded that the provision of such services to the Company is compatible with the independent auditor’s independence.
Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Members of the Audit Committee
Mark Mullen (chair)	Manon Brouillette	Raymond Svider

OUR EXECUTIVE OFFICERS
Our current executive officers are:

Dexter Goei	Chief Executive Officer (CEO)
Michael J. Grau	Executive Vice President, Chief Financial Officer (CFO)
Abdelhakim Boubazine	President, Telecom and Chief Operating Officer (COO)
Michael E. Olsen	Executive Vice President, General Counsel and Secretary
Colleen Schmidt	Executive Vice President, Human Resources
Biography for Dexter Goei is provided above in Stockholder Proposal 1.

Michael J. Grau, 54, is Executive Vice President, Chief Financial Officer of Altice USA. In this role, he oversees the Company’s financial and accounting matters as well as its strategic planning and analysis, internal audit, tax, investor relations and treasury activities. He joined Altice USA through the Cablevision acquisition where he most recently served as Executive Vice President of Financial Planning & Control at the Company. Prior to this, Mr. Grau held various leadership roles in finance at Cablevision for more than 15 years. Earlier in his career he held senior financial positions at Winstar Communications, Health Professionals Inc, and Deloitte & Touche. Mr. Grau earned his bachelor’s degree in Accounting from Hofstra University.
Abdelhakim Boubazine, 44, is President, Telecom and Chief Operating Officer of Altice USA, and has served as Chief Operating Officer of Altice USA since 2016. He joined the Altice Group in 2014 as CEO of Altice in the Dominican Republic. There he oversaw cable television, broadband and mobile operations, serving more than 4 million customers. Prior to Altice, Mr. Boubazine was CEO of ERT, a company specializing in the design, construction and operation of the latest‑generation cable and fiber networks in France, Belgium, Luxembourg and the French West Indies and which was one of the main sub‑contractors of Altice in these regions. Prior to joining the telecommunications industry, he had an international career of more than 10 years in the oil and gas industry, where he occupied various operations, business and senior management roles in Europe, Asia, North America, Africa and the Middle East. Mr. Boubazine holds an engineering degree from the École Centrale de Lyon and a Master’s degree in Theoretical Physics from the University of Strasbourg. He is also a post‑graduate in Petroleum Engineering & Management from Imperial College of London.
Michael E. Olsen, 55, is Executive Vice President, General Counsel and Secretary for Altice USA. As General Counsel and Secretary, Mr. Olsen is responsible for all legal affairs for the Company. Prior to his appointment, he served as a Senior Vice President in the Altice USA Legal department where he oversaw the Company’s legal activities in support of US operations, as well supporting regulatory and legislative policies across all of the Company’s business interests. Prior to the acquisition of Cablevision by Altice, Mr. Olsen held the position of Senior Vice President, Legal Regulatory and Legislative Affairs overseeing the Company’s public policy and legal strategy at the FCC, Congress, and before state and local government, developing and implementing legal policy for the Company across the range of its businesses. Mr. Olsen is a former clerk to the US District Court in Los Angeles and graduate of Georgetown University (JD) and Loyola Marymount University (BBA).
Colleen Schmidt, 51, is Executive Vice President, Human Resources of Altice USA. In this role she oversees the human resources function and is charged with conceiving of and executing on organizational and HR initiatives across the Company in order to foster an efficient, high-performing workforce. Ms. Schmidt joined Altice USA through the Cablevision acquisition, where she was serving as Senior Vice President, Human Resources and Internal Communications. Prior to that, Ms. Schmidt spent almost 20 years in HR leadership roles within the electronics distribution, financial services and entertainment industries, including Vice President of Global Talent Management for Arrow Electronics, Managing Director, Human Resources for the Consumer and Global Products and Services divisions of Marsh Inc. as well as earlier roles at Home Box Office and T. Rowe Price Associates. Ms. Schmidt holds a bachelor’s degree in psychology from the University of Virginia.
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
Overview
This section discusses the material components of our executive compensation program for each of our named executive officers in 2019. Our named executive officers are:
•Dexter Goei, Chief Executive Officer (CEO) and member of our Board;
•Michael J. Grau, Executive Vice President, Chief Financial Officer (CFO);
•Charles F. Stewart, Former Co-President and CFO, and member of our Board;
•Abdelhakim Boubazine, President, Telecom and Chief Operating Officer (COO);
•Michael E. Olsen, Executive Vice President, General Counsel and Secretary; and
•Colleen Schmidt, Executive Vice President, Human Resources.
The compensation discussed in this section is the compensation paid to our named executive officers with respect to their service to Altice USA in 2019.

Executive Compensation Philosophy
The Company’s executive compensation philosophy is based on the following principles:
•provide total compensation that attracts, motivates and retains individuals with the knowledge, expertise and experience required for each specific role;
•deliver an appropriate proportion of the total compensation package through variable pay elements linked to performance over the short- and long-term;
•encourage and reward performance that will lead to long-term enhancement of stockholder value; and
•take into account compensation practices in the markets in which we operate and compete for talent.
Determination of Compensation
The Compensation Committee of our Board of Directors (the “Compensation Committee”) is responsible for overseeing our overall compensation structure and assessing whether our compensation structure results in appropriate compensation levels and incentives for executive management. Compensation levels for our named executive officers are determined by the Compensation Committee within the framework of the Company’s executive compensation philosophy, as described above, and in consideration of a number of factors, such as the nature of the role, experience and performance of the individual and compensation levels for similar roles in the market. Each year, the Chairman of the Board reviews the performance of the CEO and recommends to the Compensation Committee base salary adjustments, an annual bonus based upon performance against the objectives approved by the Compensation Committee, and long-term incentive grants for the CEO. The management of the Company provides to the Compensation Committee the CEO’s recommendations on the compensation, including an annual bonus and long-term incentive grants for executive officers, other than the CEO.
ROLE OF COMPENSATION COMMITTEE
The responsibilities of the Compensation Committee are set forth in its charter. Among other responsibilities, the Compensation Committee (1) establishes our general compensation philosophy and, in consultation with management, oversees the development and implementation of compensation programs; (2) reviews and approves corporate goals and objectives relevant to the compensation of our CEO and the other executive officers of the Company who are required to file reports under Section 16(a) of the Exchange Act, evaluates such executive officers' performance in light of those goals and objectives and determines and approves their compensation levels based upon those evaluations; and (3) administers our stockholder-approved compensation plans.
BENCHMARKING
The Compensation Committee reviewed and compared compensation for a core peer group of companies in the same general industry or industries as the Company, as well as companies of similar size and business mix to evaluate the competitiveness and appropriateness of our compensation program. The Compensation Committee selected the following list of companies that would comprise our peer group for 2019 compensation decisions:
•AT&T Inc.
•CenturyLink, Inc.
•Charter Communications, Inc.
•Comcast Corporation
•DISH Network Corporation
•Frontier Communications Corporation
•Sprint Corporation
•T-Mobile US, Inc.
•Verizon Communications Inc.
•Windstream Holdings, Inc.
The Compensation Committee determined that the peer group currently represented an appropriate benchmark for the competitive market for our senior executive talent, based on our business operations and competitive labor markets.
Management presented to the Compensation Committee a comparison of 2019 actual base salary, projected 2019 bonus, total cash compensation (defined as base salary plus bonus), long-term incentives and total direct compensation (defined as total cash compensation plus the value of long-term incentives) of our named executive officers with the 25th, median and 75th percentile of the peer group.

The Compensation Committee also received information from management comparing actual 2018 peer group compensation and projected 2019 compensation levels for the named executive officers to comparable positions among the peer companies. Compensation of Mr. Goei, the Company’s CEO, was compared to chief executive officers at the peer group companies. Compensation of Mr. Grau, the Company's Executive Vice President and CFO was compared to chief financial officers at the peer group companies. Compensation of Mr. Boubazine, the Company's President, Telecom and COO, was compared to chief operating officers at the peer group companies. Compensation of Mr. Olsen, the Company's Executive Vice President, General Counsel, was compared to general counsels at the peer group companies. Compensation of Ms. Schmidt, the Company's Executive Vice President, Human Resources, was compared to top human resources executive roles in the Willis Towers Watson executive general industry compensation survey.
Based on the total compensation review, the Compensation Committee set a general guideline for target total direct compensation for named executive officers at or near the median of the peer group based on a combination of internal and market considerations. Internal factors include experience, skills, position, level of responsibility, historic and current compensation levels, internal relationship of compensation levels between executives, as well as attraction and retention of executive talent. Market considerations include referencing market pay levels and pay practices among a peer group of companies with a reference to the median of the peer group. The Compensation Committee’s decisions are based upon a combination of these considerations and may exceed or fall below the median of the peer group. The Compensation Committee believed that this range was appropriate in light of the dynamics, diversity, complexities and competitive nature of the Company’s businesses as well as the Company’s performance. The Compensation Committee believed that the guideline for target total direct compensation provided a useful point of reference, along with the other factors described above, in administering the Company’s executive compensation program.
SAY ON PAY
In accordance with the advisory vote on the frequency of the stockholder advisory vote on executive compensation submitted to stockholders at the Company's 2019 annual meeting, the Company will hold a stockholder advisory vote on executive compensation every three years. The most recent executive compensation advisory vote was held at the Company's 2019 annual meeting of stockholders, at which approximately 99% of the votes of holders of Class A and Class B common stock, voting together as a single class, approved the advisory vote on the compensation of the executive officers. More than a majority of the votes of Class A common stock were cast to approve the advisory vote on the compensation of executive officers. The Compensation Committee considered the affirmative outcome of this vote for compensation and has continued to apply the same principles when making compensation decisions for our named executive officers.
The next executive compensation advisory vote will be held at the 2022 annual meeting of stockholders.
ELEMENTS OF COMPENSATION
BASE SALARIES
The named executive officers receive a base salary to compensate them for services provided to the Company. Base salary is intended to provide a fixed component of compensation reflecting various factors, such as the nature of the role and the experience and performance of the individual. The Compensation Committee in 2019 reviewed the base salaries of the executive officers. The Compensation Committee kept the named executive officers’ salaries constant except that, in light of Mr. Grau's promotion to Executive Vice President, Chief Financial Officer, the Compensation Committee increased Mr. Grau's annualized base salary from $325,000 to $400,000 effective January 1, 2020, in connection with Mr. Olsen's role change to Acting General Counsel and Secretary, the Compensation Committee increased Michael Olsen's annualized base salary from $300,000 to $325,000 effective April 6, 2019, and in light of Mr. Olsen's promotion to Executive Vice President, General Counsel and Secretary, the Compensation Committee increased Mr. Olsen's annualized base salary from $325,000 to $400,000 effective January 1, 2020. As of December 31, 2019, Mr. Goei's annualized base salary was $750,000, Mr. Boubazine’s annualized base salary was $500,000, and Ms. Schmidt's annualized base salary was $350,000. Mr. Stewart's annualized base salary was $500,000 (for the portion of the year during which he was an executive officer).
ANNUAL BONUS
Under our executive compensation program, the Compensation Committee grants annual incentive awards, or bonuses, to executive officers and other members of management. For 2019, each of our named executive officers was eligible to earn an annual performance-based cash bonus under the Altice USA Short Term Incentive Compensation Plan (the “Short Term Incentive Plan”). The purpose of the Short Term Incentive Plan is to motivate and reward our executive officers by making a portion of their cash compensation dependent upon certain company, corporate, business unit and individual performance goals.
The Compensation Committee reviews the target bonus levels of the named executive officers at least annually. The Compensation Committee evaluates each executive’s performance and responsibilities and may adjust executive target bonus levels accordingly. In 2019, the Compensation Committee, in its discretion, increased the 2019 annual target bonus for Mr. Stewart and Mr. Boubazine from 100% to 200% of base salary paid (2019 target equal to $1,000,000 with a maximum payout of $2,000,000, each), increased the 2019 annual target bonus for Ms. Schmidt from 60% to 100% of base salary paid (2019 target equal to $349,038 with a maximum payout of $698,076) and, in connection with Mr. Olsen's role change to Acting General Counsel and Secretary, increased his 2019 annual target bonus from 40% to 60% of base salary paid (2019 target equal to $190,384 with a maximum payout of $380,769). In 2020, the Compensation Committee, in its discretion and in light of Mr. Olsen's promotion to Executive Vice President, General Counsel and Secretary, increased the 2019 annual target bonus for Mr. Olsen from 60% to 100% of target (2019 target of $317,308 with a maximum payout of $634,616). The Compensation Committee maintained the 2019 bonus targets for the other named executive officers: Mr. Goei - $3,000,000 (maximum payout of $6,000,000) and Mr. Grau - 100% of base salary paid (2019 target equal to $324,038 with a maximum payout of $648,076).
The 2019 annual incentive opportunity for our named executive officers consists of a formula-based award based on Altice USA financial and operational results. The Compensation Committee has the discretion to adjust the formula-based award for individual performance and other factors. The 2019 formula-based award performance metrics are below:
Altice USA Performance Metrics

Performance Area	Weight	Performance Metrics*
Financial	75%	Adjusted EBITDA
Operational	25%	Corporate Performance
Total	100%

* Corporate Performance is a measure of the Company's achievement against its 2019 strategic objectives.
The 2019 formula-based annual incentive plan for our corporate leaders, including our named executive officers, after giving effect to plan adjustments approved by the Compensation Committee, had a payout score equal to 25%. Based on the significant shareholder valued delivered in 2019, as well as the successful launch of Altice Mobile and the migration of a major billing/operation system, the Compensation Committee decided to adjust the payout score for corporate leaders, including the named executive officers, from 25% to 50%.
STOCK OPTIONS
In 2019, certain members of management, including Mr. Olsen, Mr. Grau and Ms. Schmidt were granted stock options under the Altice USA 2017 Long Term Incentive Plan (the “Plan”). Historically, our named executive officers were granted stock options in the same month each year. Mr. Goei, Mr. Stewart and Mr. Boubazine were granted stock options in December, and Mr. Grau, Mr. Olsen and Ms. Schmidt were granted stock options in June. In connection with Mr. Olsen's role change to Acting General Counsel and Secretary effective April 2019, the Compensation Committee approved a stock option grant for Mr. Olsen in April rather than in June. Mr. Goei and Mr. Boubazine's long term incentive grants were made in January 2020 (contingent upon shareholder approval) instead of December 2019 and in an effort to align grant cycle timing for all executive officers, Mr. Grau, Mr. Olsen and Ms. Schmidt also received long term incentive grants in January 2020 (contingent upon shareholder approval) instead of June 2020. Additional information regarding these grants is included in Certain 2020 Changes to Compensation Structure and in Proposal 3. Mr. Stewart did not receive a long term incentive award in January 2020 because he is no longer an executive officer.
Mr. Olsen received 88,836 stock options with an exercise price of $22.51, which was determined based on the 30-day volume weighted average of the closing price of Class A common stock as of the day prior to the grant date. On June 26, 2019, Mr. Grau and Ms. Schmidt each received 83,052 stock options with an exercise price of $24.08, which was determined based on the 30-day volume weighted average of the closing price of Class A common stock as of the day prior to the grant date. The stock options granted cliff vest on the third anniversary of the grant date, and are generally subject to continued employment with the Company or any of its affiliates and expire ten years from the date of grant. The options are generally subject to the provisions of the Company’s form of non-qualified stock option award agreement, which was filed with the Commission on January 3, 2018 as Exhibit 99.1 to a

Current Report on Form 8-K. We believe stock options provide the named executive officer with an incentive to improve the Company’s stock price performance and a direct alignment with shareholders’ interests, as well as a continuing stake in the long-term success of the Company.
CARRY UNIT PLAN
On July 13, 2016, the Neptune Management Limited Partnership Carry Unit Plan (the “Carry Unit Plan”) was created to provide participants, including our named executive officers, with an opportunity to participate in the long-term growth and financial success of our operations. When established, CVC 3 B.V. (“CVC 3”), a subsidiary of Altice Europe N.V., controlled the general partner of Neptune Management Limited Partnership (the “Partnership”) and held economic interests in the Carry Unit Plan in the form of Class A Units. As of December 7, 2019, CVC 3 had transferred its control of the general partner and all of its then-remaining economic interests in the Partnership to us. See “Certain Relationships and Related Party Transactions—Neptune Holdings US LP Transfer” for further information.
Under the Carry Unit Plan, profits interests denominated in units of ownership (the “Units”) of the Partnership were granted to participants. A profits interest gives the participant the right to share in specified future profits and appreciation in value that the participants of the Partnership may receive, including profits paid upon a sale of the investors’ interests. Economically, a profits interest is similar to a stock option granted on the stock of a corporation insofar as a participant realizes value only if the Partnership from which the profits interest is granted appreciates in value or has profits after the grant date. Holders of vested Units receive Class A common stock at the discretion of the Carry Unit Plan administrator upon vesting in an amount calculated using the fair market value of Units and based on the then trading price of Class A common stock. As of December 31, 2019, approximately 37.5 million Units granted under the Carry Unit Plan were not yet vested.
On July 13, 2016, Mr. Goei received 10,000,000 performance-vesting Units that were scheduled to vest 60 days after completion of our 2019 audited financial statements based on meeting or exceeding a consolidated net revenue target for fiscal year 2019 of $10 billion and meeting or exceeding an adjusted EBITDA target for fiscal year 2019 of $5 billion, or meeting or exceeding a CapEx Adjusted EBITDA target for fiscal year 2019 of $4 billion, and based on Mr. Goei’s continued service to us. This award did not have a threshold or maximum payout. Following a recommendation by the Compensation Committee, on December 31, 2019, the Board, as administrator of the Carry Unit Plan, approved the conversion of these performance-vesting Units into 1,425,153 shares of Class A common stock, subject to Mr. Goei’s entry into a Restriction Agreement with respect to such shares. The Restriction Agreement provides that Mr. Goei will forfeit the shares if an adjusted EBITDA performance target is not met in respect of a fiscal year before fiscal year 2023 or if Mr. Goei does not remain employed with us through the achievement of the performance target.
BENEFITS
The named executive officers are eligible to participate in the health and welfare benefit plans made available to the other benefits-eligible employees of the Company, including medical, dental, vision, life insurance and disability coverage, while employed with the Company.
The named executive officers are eligible to participate in the Altice USA 401(k) Savings Plan and may contribute into their plan accounts a percentage of their eligible pay on a before-tax basis and after-tax basis. The Company matches 100% of the first 4% of eligible pay contributed by participating employees. In addition, the Company may make an additional discretionary year-end contribution. Any discretionary year-end contribution, if approved by the Company, will be provided to all eligible participants who are active on the last day of the plan year and who complete 1,000 hours of service in such plan year. Company contributions to the Altice USA 401(k) Savings Plan are subject to vesting limitations for the first three years of employment.
The Company also sponsors the Cablevision Excess Savings Plan, a non-qualified deferred compensation plan, in which certain of our named executive officers participate. Effective December 31, 2016, the Cablevision Excess Savings Plan was frozen to new participants and Company contributions. The Company maintains the Cablevision Cash Balance Pension Plan, a tax-qualified defined benefit plan, and the Cablevision Excess Cash Balance Plan, a non-qualified defined benefit plan for participants whose benefits in the qualified plan are limited by applicable Internal Revenue Service limitations. Effective December 31, 2013, the Cablevision Cash Balance Pension Plan and the Cablevision Excess Cash Balance Plan were frozen to new participants and future benefit accruals, except for certain employees covered by a collective bargaining agreement for whom accruals were frozen as of April 15, 2015. Monthly interest credits continue to be made to participant accounts until distribution of the accounts following termination of employment.

PERQUISITES
The Company provides certain perquisites to our named executive officers, which it has determined are appropriate for recruitment and retention. On occasion, our named executive officers may utilize the Company-provided aircraft for personal use, for which they reimburse the Company for the full cash cost of such travel. Immediate family members may accompany our named executive officers on business travel. The Company purchases tickets for sporting and entertainment events for business use; on the occasion the tickets are unused, they are available for personal use by our employees, including our named executive officers. Our named executive officers are also eligible to participate in the Altice USA Employee Product Benefit program, which provides all benefits-eligible employees who reside in the Suddenlink or Optimum footprint with discounted broadband, video and telephony services. See “Summary Compensation Table” below for further information on the perquisites provided to our named executive officers during 2019.
POST-TERMINATION COMPENSATION
Our named executive officers have helped build the Company into the successful enterprise that it is today and we believe that post‑termination benefits are integral to the Company’s ability to attract and retain qualified executives. Our named executive officers were eligible for severance benefits in 2019 under the Altice USA Severance Benefits Policy, which is available to all eligible employees who qualify for such benefits. All severance benefits payable under the severance policy would be conditioned on the employee executing a separation agreement with the Company, including a release of claims and any other terms and conditions that the Company may require. For a description and quantification of the severance and other benefits payable to each of the named executive officers under the different circumstances of termination, please see “Payments on Termination or Change of Control” below.
Mr. Stewart received certain payments in connection with his separation of employment with the Company on October 28, 2019. Details of Mr. Stewart’s separation agreement and payments received in connection with such termination can be found under “Payments on Termination or Change in Control.”
EMPLOYMENT AGREEMENTS
None of the named executive officers have an employment agreement related to their service with Altice USA.
CERTAIN 2020 CHANGES TO COMPENSATION STRUCTURE
The Board approved certain changes to the 2017 Long Term Incentive Plan effective in 2020, contingent on shareholder approval, and modified the mix of equity awards for 2020. These changes include moving from an annual grant cycle to a four-year grant cycle approach for members of management, including the Company’s named executive officers. Under this program, participants would receive (i) a stock option grant, vesting over four years based on continued service, and (ii) performance stock units (“PSUs”) that vest upon achievement of specified stock price hurdles. The Committee and the Board approved grants of stock options to the named executive officers, subject to shareholder approval, with the following number of shares of Class A common stock of the Company (each, a “Share”) underlying each stock option grant: Mr. Goei (4,000,000); Mr. Boubazine (2,000,000); Mr. Grau (750,000); Mr. Olsen (600,000); and Ms. Schmidt (475,000). The stock options have an exercise price of $28.36 (equal to the volume weighted average trading price of a Share as reported on by the NYSE for the 30-day period immediately preceding the grant date) and vest 50%, 25% and 25% on each of December 27, 2021, 2022 and 2023, respectively, provided that the recipient continues to provide services to the Company on the applicable vesting date. The Committee also approved grants of PSUs to the named executive officers, subject to shareholder approval, that will vest on the first day following the dates on which the 30-day volume weighted average trading price of a Share equals or exceeds $50.00 (the “$50 PSUs”) and $60.00 (the “$60 PSUs”), respectively, with the following number of Shares underlying each $50 PSU and $60 PSU, respectively: Mr. Goei (346,240 and 843,733); Mr. Boubazine (173,120 and 421,867); Mr. Grau (64,920 and 158,200); Mr. Olsen (51,936 and 126,560); and Ms. Schmidt (41,116 and 100,193). The PSUs will be forfeited if the applicable performance measure is not achieved prior to January 29, 2024 (January 29, 2026 in the event of a recession or market disruption event prior to achievement of the performance measure) or if the recipient does not continue to provide services to the Company through the achievement date of the applicable performance measure. Mr. Stewart did not receive an award of stock options or PSUs for 2020 because he is no longer an executive officer. Additional detail of changes to the Plan can be found under “Proposal 3.”
TAX DEDUCTIBILITY OF COMPENSATION
Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”), establishes a $1 million limit on the amount that a publicly held corporation may deduct for compensation paid to “covered employees”). Pursuant to the Tax Cuts and Jobs Act, the definition of “covered employees” under Section 162(m) was amended to include a company’s chief financial officer. As such, “covered employees” now includes the chief executive officer, chief financial officer and the next three most highly paid named executive officers in a taxable year. Once an officer is a “covered employee,” his or her compensation from the Company at any time will remain subject to Section 162(m). Further, the Tax Cuts and Jobs Act repealed the exclusion for “qualified performance-based compensation” under Section 162(m), except for compensation payable pursuant to a binding arrangement in place before November 2, 2017. Accordingly, the Company’s tax deduction with regard to the compensation of “covered employees” is limited to $1 million per taxable year.
DESCRIPTION OF NON-GAAP FINANCIAL MEASURES
The Non-GAAP financial measures disclosed here are measures with respect to Altice USA performance used as performance targets in 2019 compensation programs in which the named executive officers of the Company participate.
Adjusted EBITDA - Net income (loss) excluding income taxes, income (loss) from discontinued operations, non-operating income or expenses, loss on extinguishment of debt and write-off of deferred financing costs, gain (loss) on interest rate swap contracts, gain (loss) on derivative contracts, gain (loss) on investments and sale of affiliate interests, net, interest expense (including cash interest expense), interest income, depreciation and amortization (including impairments), share-based compensation expense or benefit, restructuring expense or credits and transaction expenses.
Capex Adjusted EBITDA - Adjusted EBITDA (defined above) minus capital expenditures.
REPORT OF COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussions, we have recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Members of the Compensation Committee
Raymond Svider (Chair)	Mark Mullen	Manon Brouillette

EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The table below summarizes the total compensation paid to or earned by each of our named executive officers for services to Altice USA for the year ending December 31, 2019.

Name and principal position	Year	Salary ($)(1)	Bonus ($)	Stock awards ($)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)(4)	Total ($)
Dexter Goei	2019	750,000	—	—	—	1,500,000	—	11,200	2,261,200
CEO	2018	630,769	—	—	9,107,694	2,400,000	—	11,769	12,150,232
	2017	490,385	183,000	40,280,000	10,582,642	1,317,000	—	707,583	53,560,610
Michael J. Grau	2019	324,038	—	—	622,059	162,019	8,383	11,096	1,127,595
EVP, CFO (6)

Charles Stewart	2019	434,615	—	—	—	500,000	—	11,200	945,815
Former Co- President	2018	500,000	—	—	2,919,134	400,000	—	11,769	3,830,903
and CFO (5)	2017	490,385	61,000	—	2,261,245	439,000	—	765,879	4,017,509
Abdelhakim Boubazine	2019	500,000	—	—	—	500,000	—	11,200	1,011,200
President, Telecom	2018	500,000	—	—	2,919,134	400,000	—	11,769	3,830,903
and COO	2017	490,385	61,000	—	2,261,245	439,000	—	326,637	3,578,267
Michael E. Olsen	2019	317,308	—	—	720,460	158,654	9,457	11,231	1,217,110
EVP, General Counsel and
Secretary (6)
Colleen Schmidt	2019	349,038	—	—	622,059	174,519	—	11,200	1,156,816
EVP, Human
Resources (6)

(1)Mr. Olsen's base salary increased from $300,000 to $325,000 effective April 6, 2019.
(2)Represents the grant date fair value of options, as described in the section titled “Stock Options” in the Compensation Discussion & Analysis, computed in accordance with FASB ASC Topic 718, excluding forfeiture assumptions. For the stock option awards for Mr. Grau, Mr. Olsen, and Ms. Schmidt, the fair value on the date of grant was calculated using the Black-Scholes option pricing model. The computation of expected life of 6.5 years was determined based on the simplified method (the average of the vesting period and the option term) due to the Company’s lack of recent historical data for similar awards. The interest rate for the period within the contractual life of the stock options of 2.41% for Mr. Olsen and 1.92% for Mr. Grau and Ms. Schmidt is based on the interest yield for U.S. Treasury instruments in effect at the time of grant. The computation of expected volatility of 27.93% for Mr. Olsen and 28.16% for Mr. Grau and Ms. Schmidt is based on historical volatility of the Altice USA Class A common stock and the expected volatility of common stock of comparable publicly traded companies at the time of grant.
(3)These 2019 amounts reflect the formula-based portion of annual bonus, including the adjusted performance factor, as described in the section titled “Annual Bonus” in the Compensation Discussion & Analysis.
(4)For 2019, this column represents, for each individual, a matching contribution and/or Company discretionary contribution made by the Company on behalf of such individual under the Company’s 401(k) Plan. Our named executive officers have access to Company-provided aircraft for personal use. To the extent our executives use Company-provided aircraft for personal travel, they reimburse the Company for the full cash cost of the Company associated with such travel and the Company has no other incremental costs for this travel. In addition, the named executive officers are eligible to participate in the Altice USA Employee Product Benefit program, which provides all benefits-eligible employees who reside in the Suddenlink or Optimum footprint with discounted pay television, broadband and telephony services. The Company purchases tickets for sporting and entertainment events for business use; on the occasion the tickets are unused, they are available for personal use by our employees, including the named executive officers. There is no incremental cost to the Company for these benefits.
(5)Mr. Stewart was entitled to his full bonus for 2019 under the terms of his separation agreement with the Company.
(6)Mr. Grau, Mr. Olsen and Ms. Schmidt became named executive officers during 2019. Therefore, compensation information is not presented for years prior to 2019.
GRANTS OF PLAN-BASED AWARDS
The table below presents information regarding awards granted in 2019 to each named executive officer under the 2017 Long Term Incentive Plan and the Short Term Incentive Plan in which the named executive officers participated.

Name	Grant Date	Compensation Committee Action Date	Estimated future payouts under non-equity incentive plan awards(1)		All other equity awards: Number of shares of stock or Units (#)	Exercise or base price of option awards ($/share)	Grant date fair value of equity and option Awards ($)(2)
			Target ($)	Maximum ($)
Dexter Goei	—	—	3,000,000	6,000,000

Michael J. Grau	—	—	324,038	648,076
	6/26/19	—			83,052	24.08	622,059
Charles Stewart	—	—	1,000,000	2,000,000

Abdelhakim Boubazine	—	—	1,000,000	2,000,000

Michael E. Olsen	—	—	317,308	634,616
	4/24/19	4/12/19			88,836	22.51	720,460
Colleen Schmidt	—	—	349,038	698,076
	6/26/19	—			83,052	24.08	622,059

(1)These columns show the target and maximum payouts under the Short Term Incentive Plan based on 2019 metrics and performance criteria described in the section titled “Annual Bonus” in the Compensation Discussion & Analysis. The Short Term Incentive Plan does not have a threshold payout. Payments were made in 2020 for 2019 performance and actual payments are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.
(2)Represents the grant date fair value of options, as described in the section titled “Stock Options” in the Compensation Discussion & Analysis, computed in accordance with FASB ASC Topic 718, excluding forfeiture assumptions. For the stock option awards for Mr. Grau, Mr. Olsen, and Ms. Schmidt, the fair value on the date of grant was calculated using the Black-Scholes option pricing model. The computation of expected life of 6.5 years was determined based on the simplified method (the average of the vesting period and the option term) due to the Company’s lack of recent historical data for similar awards. The interest rate for the period within the contractual life of the stock options of 2.41% for Mr. Olsen and 1.92% for Mr. Grau and Ms. Schmidt is based on the interest yield for U.S. Treasury instruments in effect at the time of grant. The computation of expected volatility of 27.93% for Mr. Olsen and 28.16% for Mr. Grau and Ms. Schmidt is based on historical volatility of the Altice USA common stock and the expected volatility of common stock of comparable publicly traded companies at the time of grant.
2017 LONG-TERM INCENTIVE PLAN
The Company maintains the 2017 Long Term Incentive Plan to provide for equity awards to officers, employees and consultants. A detailed description of the Plan can be found under “Proposal 3.”
CARRY UNIT PLAN
Certain of our named executive officers participate in the Carry Unit Plan. No grants were made under the Carry Unit Plan in 2019 to our named executive officers. A detailed discussion of the Carry Unit Plan can be found under “Elements of Compensation.”
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The table below presents (i) the number of stock options awarded under the 2017 Long Term Incentive Plan, (ii) the number of Units granted under the Carry Unit Plan that have not yet vested, (iii) the market value of these Units for each named executive officer, and (iv) the market value of the shares associated with Mr. Goei's Restriction Agreement, in each case as of December 31, 2019.

	Option Awards			Stock Awards
Name	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)

Dexter Goei	1,337,400(1)	17.50	12/19/2028
	1,201,208(2)	17.45	12/30/2027
				1,425,153(6)	38,963,683(10)
				10,600,000(7)(8)	28,412,651(11)
Michael J. Grau	56,903(3)	17.57	6/27/2028	—	—
	83,052(4)	24.08	6/26/2029
				750,000(7)(9)	3,067,229(11)
Charles Stewart	428,654(1)	17.50	12/19/2028	—	—
	256,668(2)	17.45	12/30/2027
Abdelhakim Boubazine	428,654(1)	17.50	12/19/2028	—	—
	256,668(2)	17.45	12/30/2027
Michael E. Olsen	36,987(3)	17.57	6/27/2028	—	—
	88,836(5)	22.51	4/24/2029
				500,000(7)(9)	2,044,819(11)
Colleen Schmidt	71,129(3)	17.57	6/27/2028	—	—
	83,052(4)	24.08	6/26/2029
				750,000(7)9)	3,067,229(11)

(1)These options will vest on December 19, 2021.
(2)These options will vest on December 21, 2020.
(3)These options will vest on June 27, 2021.
(4)These options will vest on June 26, 2022.
(5)These options will vest on April 24, 2022.
(6)On December 31, 2019, the Compensation Committee approved entry into a Restriction Agreement with Mr. Goei with respect to 1,425,153 shares of Class A common stock that Mr. Goei received upon the conversion of units of the Partnership. The Restriction Agreement provides that Mr. Goei will forfeit the shares if an adjusted EBITDA performance target is not met in respect of a fiscal year through and including fiscal year 2023 or Mr. Goei does not remain employed with the Company through the achievement of the performance target.
(7)Represents the number of Units outstanding, not the number of shares underlying such Units. These awards were granted under the Carry Unit Plan. Vesting is generally subject to the named executive officer’s continued employment with the Company or any of its affiliates.
(8)These Units vested on January 31, 2020.
(9)These Units will vest on June 21, 2020.
(10)The value of each share is based upon the December 31, 2019 Altice USA closing price of $27.34.
(11)The value of each unvested Unit as of December 31, 2019 is based on the potential number of shares into which the Unit may convert upon vesting and the December 31, 2019 Altice USA closing price of $27.34.
OPTION EXERCISES AND STOCK VESTED
The table below presents information regarding the value of stock awards vested in 2019, for each of the named executive officers. None of the named executive officers exercised stock options with respect to Altice USA in 2019.

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)(3)
Dexter Goei	422,096(1)	11,333,278
Michael J. Grau	111,833(2)	2,611,301
Charles Stewart	373,536(1)	10,029,442
Abdelhakim Boubazine	373,536(1)	10,229,442
Michael E. Olsen	74,556(2)	1,740,883
Colleen Schmidt	111,833(2)	2,611,301

(1)For Messrs. Goei, Stewart and Boubazine, this amount represents the number of shares of Class A common stock received upon the conversion of Class C Units that vested on December 21, 2019.
(2)For Mr. Grau, Mr. Olsen and Ms. Schmidt, this amount represents the number of shares of Class A common stock received upon the conversion of Class C Units that vested on June 21, 2019.
(3)The “value realized” upon the vesting of these Units is equal to the number of shares received multiplied by the NYSE closing share price of our common stock on the date of vesting or the first business day following the date of vesting if the date vesting falls on a NYSE non-trading day. For Messrs. Goei, Stewart and Boubazine, the NYSE closing price on December 23, 2019 was $26.85. For Mr. Grau, Mr. Olsen and Ms. Schmidt, the NYSE closing price on June 21, 2019 was $23.35.
PENSION BENEFITS
The table below shows the actuarial present value of accumulated benefits payable under our qualified and nonqualified defined benefit pension plans as of December 31, 2019 for Mr. Grau and Mr Olsen, who are the sole named executive officers who are eligible to participate in such plans.

Name	Plan	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
Michael J. Grau	Cablevision Cash Balance Pension Plan	17	173,988
	Cablevision Excess Cash Balance Plan	17	24,012
Michael E. Olsen	Cablevision Cash Balance Pension Plan	17	176,590
	Cablevision Excess Cash Balance Plan	17	57,045

(1)Years of service are calculated based on elapsed time while a member of the plan. Actual elapsed time as an employee of Cablevision and Altice USA for Mr. Grau and Mr. Olsen is 18 years and 18 years, respectively.
(2)Assumes Mr. Grau and Mr. Olsen will take a lump sum payment of benefits at retirement. The lump sum payment was determined by crediting the December 31, 2019 account balances with an assumed interest crediting rate of 2.21% until an assumed retirement age of 65. The present value of accumulated benefits was calculated using a discount rate of 3.10%.
CABLEVISION CASH BALANCE PENSION PLAN
The Cablevision Cash Balance Pension Plan is a tax-qualified defined benefit plan that was amended, effective December 31, 2013, to freeze participation and benefit accruals for all legacy Cablevision employees except certain employees covered by a collective bargaining agreement. Effective April 15, 2015, the plan was further amended to freeze participation and benefit accruals for the remaining employees covered by the collective bargaining agreement. Mr. Grau and Mr. Olsen are the only named executive officers with an accrued benefit under the Cablevision Cash Balance Pension Plan.
A notional account is maintained for each participant under the plan, which is credited with monthly interest credits based on the average of the annual rate of interest on the 30‑year U.S. Treasury Bonds for the months of September, October and November of the prior year. Monthly interest credits continue to be made to participant accounts until distribution of the accounts following termination of employment. All active participants are fully vested in their accounts. Upon retirement or other termination of employment with the Company, the participant may elect a distribution of the vested portion of the account. The normal form of benefit payment for an unmarried participant is a single life annuity and the normal form of benefit payment for a married participant is a 50% joint and survivor annuity. The participant, with spousal consent if applicable, can waive the normal form and elect to receive a single life annuity or a lump sum in an amount equal to the cash balance account.
CABLEVISION EXCESS CASH BALANCE PLAN
The Cablevision Excess Cash Balance Plan is a non-qualified defined benefit plan that is intended to provide eligible participants, including Mr. Grau and Mr. Olsen, with the portion of their benefits that cannot be paid to them under the Cablevision Cash Balance Pension Plan due to Internal Revenue Code limits applicable to tax-qualified plans. Effective December 31, 2013, the Cablevision Excess Cash Balance Plan was amended to freeze participation and future benefit accruals for all employees. Mr. Grau and Mr. Olsen are the only named executive officers with an accrued benefit under the Cablevision Excess Cash Balance Pension Plan.

The Company maintains a notional excess cash balance account for each eligible participant and credits each excess cash balance account monthly with interest at the same rate used under the Cablevision Cash Balance Pension Plan. Monthly interest credits continue to be made to participant accounts until distribution of the accounts following termination of employment. All active participants are fully vested in their excess cash balance account. The excess cash balance account, to the extent vested, is paid in a lump sum to the participant as soon as practicable following his or her retirement or other termination of employment with the Company.
NONQUALIFIED DEFERRED COMPENSATION TABLE
The table below shows the aggregate earnings and account balance information under non-qualified deferred compensation plans for Mr. Grau, Mr. Olsen and Ms. Schmidt, who are the sole named executive officers eligible to participate in such plan.

Name	Plan	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
Michael J. Grau	Cablevision Excess Savings Plan	3,559	155,548
Michael E. Olsen	Cablevision Excess Savings Plan	4,763	208,170
Colleen Schmidt	Cablevision Excess Savings Plan	913	39,901
The Cablevision Excess Savings Plan is a non-qualified deferred compensation plan that operates in conjunction with the Cablevision 401(k) Savings Plan. Effective December 31, 2016, the Cablevision Excess Savings Plan was frozen (i.e., no future employee or Company contributions are permitted under the Cablevision Excess Savings Plan for 2017 and thereafter). Participant notional account balances continue to be credited monthly with the rate of return earned by the stable value investment option available under the Altice USA 401(k) Savings Plan.
Mr. Grau, Mr. Olsen and Ms. Schmidt are the only named executive officers with an account balance in the Cablevision Excess Savings Plan.
A participant is always fully vested in the participant’s own contributions and vests in the Company contributions over three years from date of hire (subject to full vesting upon death, disability or retirement after attaining age 65). Distributions are made in a lump sum as soon as practicable after the participant’s termination of employment with the Company.
PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
In the event of certain termination events during 2019, eligible employees, including our named executive officers, would have been eligible to receive certain severance benefits under the Altice USA Severance Benefits Policy, which provides for severance benefits when a position is eliminated due to restructuring or reorganization. Severance amounts are based on two weeks of base salary for every completed year of service with a minimum 52 weeks of base salary for senior vice presidents and above, 26 weeks for vice presidents and directors, and 4 weeks for all other eligible employees. Employees who were enrolled in the Company’s health plans are eligible to receive subsidized COBRA continuation for up to three months. Bonus-eligible exempt employees, including the named executive officers, would have been eligible to receive a prorated 2019 annual bonus based on actual 2019 plan performance if a qualifying termination of employment occurred after June 30, 2019. Severance is subject to non-compete and non-solicit restrictive covenants. In the event of termination for cause, voluntary termination, retirement, death or disability, none of the named executive officers would have been entitled to any severance payments as of December 31, 2019.
Eligible employees, including our named executive officers, hold unvested options, which will vest on a pro-rata basis in the event of a termination due to death or disability (as defined in our option award agreements).
In addition, eligible employees, including our named executive officers, hold unvested options, unvested Units under our Carry Unit Plan and in the case of Mr. Goei, shares subject to the Restriction Agreement, which will all automatically vest upon a Change in Control (as defined in the Plan and related grant agreements).
The following tables summarize the estimated amounts payable to each named executive officer employed by the Company as of December 31, 2019 in the event of a termination from employment without cause or upon a change of control as of December 31, 2019.

Benefits Payable as a Result of Termination of Employment by the Company without Cause

Name	Severance ($)(1)	Benefit Subsidy($)(2)	2019 Bonus ($)(3)	Total ($)
Dexter Goei	750,000	3,236	3,000,000	3,753,236
Michael J. Grau	325,000	3,236	324,038	652,274
Abdelhakim Boubazine	500,000	3,236	1,000,000	1,503,236
Michael E. Olsen	325,000	2,028	317,308	644,336
Colleen Schmidt	350,000	3,236	349,038	702,274

(1)Pursuant to Altice USA’s Severance Benefits Policy, each named executive officer is entitled to two weeks base salary for each completed year of service, with a minimum severance amount equal to 52 weeks of base salary.
(2)The amounts in this column reflect the employer subsidized COBRA for three months continuation based on each named executive officer’s current election.
(3)The amounts in this column reflect the target amount of the 2019 annual bonus.
Benefits Payable upon Termination of Employment Due to Death or Disability

Name	Unvested Options ($)(1)
Dexter Goei	12,310,641
Michael J. Grau	323,096
Abdelhakim Boubazine	3,099,138
Michael E. Olsen	276,032
Colleen Schmidt	392,590

(1)The amounts in this column represent a pro-rata portion of the value of the unvested options held by each named executive officer as of December 31, 2019 based upon the December 31, 2019 Altice USA closing price of $27.34. Pursuant to the terms of the option award agreements, in the event of termination of employment due to death or disability, the participant shall vest in a pro-rata portion of options based upon the number of completed months between the vesting base date and the date of termination, divided by 36.
Benefits Payable upon a Change of Control Transaction

Name	Unvested Options ($)(1)	Unvested Units ($)(2)	Unvested Restriction Agreement Shares ($)(3)
Dexter Goei	25,045,969	28,412,651	38,963,683
Michael J. Grau	826,692	3,067,229	—
Abdelhakim Boubazine	6,757,685	—	—
Michael E. Olsen	790,441	2,044,819	—
Colleen Schmidt	965,680	3,067,229	—

(1)The amounts in this column represent the value of the unvested options held by each named executive officer as of December 31, 2019 based upon the December 31, 2019 Altice USA closing price of $27.34. Pursuant to the terms of the option award agreements, as of December 31, 2019, all unvested options automatically vest and are exercisable upon a Change of Control (as defined in the option award agreement). These options are subject to non-compete and non-solicit restrictive covenants.
(2)The amounts in this column represent the value of the unvested Units held by each named executive officer as of December 31, 2019, with the value calculated as described in footnote 7 of the “Outstanding Equity Awards at Fiscal Year-End” table. Pursuant to the terms of the Units as of December 31, 2019, all unvested Units automatically vest upon a Company Sale (as defined in the Unit award agreement).
(3)The amounts in this column represent the value of Mr. Goei's unvested shares associated with his December 31, 2019 Restriction Agreement, with the value calculated as described in footnote 6 of the “Outstanding Equity Awards at Fiscal Year-End” table. Pursuant to the terms of the Restriction Agreement, as of December 31, 2019, all unvested shares automatically vest upon a Change of Control (as defined in the Restriction Agreement).
Separation Agreement with Charles Stewart
In connection with Mr. Stewart’s resignation from the Company on October 28, 2019, Mr. Stewart and Altice USA entered into a separation agreement (the “Stewart Separation Agreement”) pursuant to which Mr. Stewart resigned as Co-President and CFO of Altice USA, effective as of October 28, 2019. Under the Stewart Separation Agreement, Mr. Stewart was entitled to receive his 2019 bonus for the full 2019 calendar year, and received an actual 2019 bonus amount of $500,000. In addition, stock option awards and awards under the Carry Unit Plan held by Mr. Stewart continue to vest in accordance with their schedules. Mr. Stewart did not receive any severance payments or benefits subsidies in connection with his termination from employment.
CEO PAY RATIO
Altice USA’s CEO to median employee pay ratio for 2019 ("Median Employee") was calculated pursuant to Item 402(u) of Regulation S-K, comparing total annual compensation for the CEO to that of the Median Employee. For purposes of calculating the pay ratio for 2019, the Median Employee was selected based on an analysis of the median 2019 W-2 income among all full- and part-time U.S. employees, other than the CEO, who were actively employed by Altice USA as of December 31, 2019. No adjustments were applied to W-2 income for purposes of determining the Median Employee, such as for employees who were employed for only part of the year or on unpaid leave of absence at some point during the year. Altice USA’s employees outside of the U.S. (315 employees) were excluded from this analysis on the basis that they collectively represented less than 5% of our total employee population. As of December 31, 2019, Altice USA had 10,899 active employees globally, with 315 employees located outside of the U.S., primarily in Israel and Canada. Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u). However, due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, our CEO Pay Ratio may not be comparable to the CEO pay ratios presented by other companies.
The Median Employee had total annual compensation of $69,287, calculated using the same methodology as applied for the CEO in the Summary Compensation Table. Full-time Altice USA employees in the U.S., including the Median Employee, are also eligible to participate in Company-sponsored health and welfare benefits programs, which provide significant additional value but are not included in the measure of total annual compensation used to calculate the pay ratio.
The ratio of the CEO’s total annual compensation to that of the Median Employee was as follows:

CEO Total Annual Compensation	2,261,200
Median Employee Total Annual Compensation	69,287
Ratio of CEO to Median Employee Total Annual Compensation	33 : 1

SECURITY AUTHORIZED FOR ISSUANCE UNDER THE 2017 LONG TERM INCENTIVE PLAN
The following table sets forth certain information as of December 31, 2019 with respect to the Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (A)(1)	Weighted-Average Exercise Price of Outstanding Options (B)($)	Number of Securities Remaining Available for Future issuance Under Equity Compensation Plans (Excluding Securities Reflected on Column (A))(2)

Equity compensation plans approved by stockholders:
2017 Long Term Incentive Plan, as amended	14,083,741	19.12	5,434,903
Equity compensation plans not approved by stockholders:
None	—	—	—
Total:	14,083,741	19.12	5,434,903

(1)Between January 1, 2020 and April 13, 2020. the Compensation Committee granted non-contingent stock options to purchase an aggregate of 1,306,736 shares of Class A common stock and 325,755 performance stock units. These stock options and performance stock units are not reflected as outstanding in Column A, and the number of shares remaining available for future issuance as reported has not been reduced to reflect these 2020 grants.
(2)On November 2, 2018, the Board approved an amendment to the Plan (the "Amendment"), which was subsequently approved by Next Alt S.á r.l, constituting our stockholders holding a majority of the voting power of our capital stock, by written consent on November 15, 2018. This amendment increased the number of shares authorized for issuance under the Plan by 9,879,291 shares to 19,879,291 shares, which increase is reflected in the above table. The share increase under the Amended and Restated Plan is not reflected in the above table.
(3)The Carry Unit Plan was adopted by the Partnership on July 11, 2016, at which time, CVC 3 controlled the general partner of the Partnership and held the economic interests in the Carry Unit Plan. As of December 7, 2019, CVC 3 had transferred its control of the general partner and all of its then-remaining economic interest in the Partnership to the Company. As of our initial public offering, we no longer made issuances under the Carry Unit Plan after our IPO and the Carry Unit Plan was not approved by our shareholders. Holders of vested Units receive Class A common stock at the discretion of the Carry Unit Plan administrator upon vesting in an amount calculated using the fair market value of Units and based on the then trading price of Class A common stock. As of December 31, 2019, approximately 37.5 million Units granted under the Carry Unit Plan were not yet vested and remained outstanding, which is equal to approximately 5 million shares of Class A common stock upon vesting and conversion based on the December 31, 2019 Altice USA closing price of $27.34.

PROPOSAL 3
AMENDMENT AND RESTATEMENT OF 2017 LONG TERM INCENTIVE PLAN
In connection with the Company’s initial public offering ("IPO") in 2017, the Company adopted the 2017 Long Term Incentive Plan. Under the Plan, the Company may grant awards of options, restricted shares, restricted share units, stock appreciation rights, performance stock, performance stock units and other awards. Under the Plan, awards may be granted to officers, employees and consultants of the Company or any of its affiliates. The Plan is administered by the Company’s Board, subject to the provisions of the Stockholders’ Agreement. The Board has delegated this authority to the Company’s Compensation Committee. The Compensation Committee has the full power and authority to, among other things, select eligible participants, grant awards in accordance with the Plan, determine the number of shares subject to each award or the cash amount payable in connection with an award and determine the terms and conditions of each award. The maximum aggregate number of shares that was authorized for issuance under the Plan at the time of the IPO was 9,879,291. The Board has the authority to amend, suspend, or terminate the Plan. No amendment, suspension or termination will be effective without the approval of the Company’s stockholders if such approval is required under applicable laws, rules and regulations.
On November 2, 2018, the Board approved an amendment to the Plan (the “Amendment”), which was subsequently approved by Next Alt, constituting our stockholders holding a majority of the voting power of our capital stock, by written consent on November 15, 2018. The written consent approved the adoption of the amendment to the Plan, which increases the maximum aggregate number of shares that may be issued for all purposes under the Plan to 19,879,291 shares.
We are now asking our stockholders to approve an amendment and restatement of the Plan (the “Amended and Restated Plan”) that will (i) increase the number of shares authorized for issuance under the Plan by 35,000,000 shares, (ii) extend the term of the Plan until June 10, 2030, and (iii) make certain other changes described below. The Company has granted and the Compensation Committee has approved grants of options and performance stock units contingent upon shareholder approval of this Proposal 3, described under “Awards Subject to Shareholder Approval.”
Summary of the Plan
The following summary of the principal features of the Plan included in this proxy statement is qualified in its entirety by reference to the full text of the Plan, which is incorporated by reference into this proxy statement and attached hereto as Exhibit A. Other than the proposed amendments to the Plan, the terms of the Plan remain unchanged. Capitalized terms not defined in this summary shall have the meaning given in the Plan.
Background and Purpose of the Plan
The Plan is intended to promote our long-term success and to increase shareholder value by providing officers, employees and consultants of the Company and any of its affiliates with incentives to contribute to our long-term growth and profitability, and to assist us in attracting and retaining the best available officers, employees and consultants for positions of substantial responsibility. The increase in authorized Shares under the Amended and Restated Plan will enable us to continue to be able to make awards thereunder.
Eligibility and Administration
Awards may be granted to officers, employees and consultants, including all of our approximately 10,500 employees and eight non-executive directors, as of March 31, 2020. The Plan will be administered by the Board, or if delegated by the Board, the Compensation Committee or any other committee appointed from time to time by the Board to administer the Plan, subject to the provision of the Stockholders’ Agreement that requires prior written approval of Next Alt for the establishment and modification of certain remuneration arrangements. The Plan is currently being administered by the Committee.
Except to the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter. But only the Committee itself can make awards to participants who are the Company’s executive officers or directors.

Subject to applicable law, the terms of the Plan and the Stockholders’ Agreement, the Committee has full power and authority to, among other things, select eligible participants, to grant awards in accordance with the Plan, to determine the number of Shares subject to each award or the cash amount payable in connection with an award and determine the terms and conditions of each award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, forfeiture, payment, settlement, exercisability, performance periods, performance targets, and the effect or occurrence, if any, of a participant’s termination of employment, separation from service or leave of absence with the Company, or any of its affiliates or of a change of control.
Authorized Shares
The maximum aggregate number of Shares currently authorized pursuant to the Plan, as previously amended, is 19,879,291 Shares. Upon the effectiveness of the Amendment, the aggregate number of Shares that may be issued pursuant to awards under the Plan shall increase to 54,879,291 Shares. Shares issued pursuant to awards under the Plan may be either authorized and unissued Shares, Shares held by the Company in its treasury, or a combination thereof. As of April 13, 2020, options to purchase 14,368,446 Shares and 325,755 Performance Stock Units were outstanding, 4,706,129 Shares remained available for grant. These amounts do not include the options and performance stock units that were approved by the Compensation Committee and by the Board in 2020 and are contingent upon shareholder approval of this Proposal 3, as further described under “Awards Subject to Shareholder Approval.”
The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding awards and, for awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the award. For purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through the issuance of consideration other than Shares (including, without limitation, cash) will be added back to the Shares available for the grant of awards; provided, however, that this provision will not be applicable with respect to (i) the cancellation of a stock appreciation right granted in tandem with an option upon the exercise of the option or (ii) the cancellation of an option granted in tandem with a stock appreciation right upon the exercise of the stock appreciation right. In addition, (i) the number of Shares that are tendered by a participant or withheld by the Company to pay the exercise price of an award or to satisfy the tax withholding obligations in connection with the vesting, exercise or settlement of an award and (ii) the number of Shares subject to an option or stock appreciation right but not issued or delivered as a result of the net settlement of such option or stock appreciation right will be added back to the Shares available for the grant of awards. No participant may be granted under the Plan in any fiscal year awards covering more than the number of Shares equal to 50% of the maximum Shares that may be issued under the Plan.
Awards
Awards under the Plan may consist of options, restricted shares, restricted share units, stock appreciation rights, performance stock, performance stock units and other awards. Any award may be granted singly or in combination or tandem with any other award, as the Committee may determine. The Committee will set the vesting criteria applicable to each award, which, depending on the extent to which the criteria are met, will determine the extent to which the award becomes exercisable or the number of Shares or the amount of cash that will be distributed or paid out to the participant with respect to the award. The Committee may set vesting criteria based upon the achievement of specified Company-wide, business unit, or individual goals (including, but not limited to, continued employment or provision of services), or any other basis determined by the Committee in its discretion. The terms and conditions of each award will be set forth in an award document in a form approved by the Committee. The award document will contain terms and conditions not inconsistent with the Plan. The Committee may at any time following grant (i) accelerate the vesting, exercisability, lapse of restrictions, settlement or payment of any award, (ii) eliminate the restrictions and conditions applicable to an award or (iii) extend the post-termination exercise period of an outstanding award (subject to the limitations of Section 409A of the Internal Revenue Code).
The Committee may, upon the earning and vesting of an outstanding award, provide participants with the right to receive dividends or payments equivalent to dividends or interest with respect to such award, which payments can either be paid currently or deemed to have been reinvested in Shares (to the extent compliant with applicable laws, including Section 409A of the Internal Revenue Code), and can be made in Shares, cash or a combination thereof, as the Committee may determine. No dividends or dividend equivalents will be paid with respect to options or stock appreciation rights. In the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary stock or cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below fair market value, or any other corporate event or distribution of stock or property of the

Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan, the Committee will adjust the number and kind of Shares authorized for issuance and the number and kind of Shares subject to any outstanding award and the exercise price per share, if any, under any outstanding award, as the Committee deems necessary, in order to preserve the benefits or potential benefits intended to be made available to participants.
Stock Options
A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options pursuant to stock option agreements. The Committee will determine the number of Shares covered by each option.
The exercise price of the Shares subject to each option is set by the Committee but generally cannot be less than 100% of the fair market value on the date of grant. Currently, the Committee has determined that the fair market value for purposes of the Plan is calculated based on the volume weighted average trading price of a share of Class A common stock of the Company on the NYSE as reported by the NYSE (or, if not so reported, as reported by a successor reporting service selected by the Company) for the 30-day period immediately preceding the grant date of any award granted under the Plan. Stock options granted under the Plan will vest at the rate specified in the stock option agreements. A stock option granted under the Plan generally cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each stock option at the time of grant. The exercise price per Share of an incentive stock option will be fixed by the Committee at the time of grant or will be determined by a method specified by the Committee at the time of grant. No incentive stock option may be issued to any individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, unless (i) the exercise price is at least 110% of the fair market value on the date of grant of the Shares subject to such incentive stock option and (ii) the incentive stock option is not exercisable more than five years from the date of grant. The aggregate fair market value of the Shares, determined on the grant date, covered by incentive stock options, which first become exercisable by any participant during any calendar year, may not exceed $100,000. Any grants in excess of this limit shall be treated as nonqualified stock options. Additionally, the Committee may grant nonqualified stock options that contain an “early exercise” feature that provides a participant with the right (but not the obligation) to immediately exercise such portion of the stock option for Shares that will be subject to the same vesting schedule as the underlying stock option.
The exercise price of the Shares subject to each option may be paid, among other means, in cash or cash equivalents, by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the stock option, a combination of cash and Shares equal in value to the exercise price, through net share settlement or similar procedure involving the withholding of Shares subject to the stock option with a value equal to the exercise price, or by such other means as the Committee may authorize. The Committee may provide that in-the-money stock options will be exercised automatically, with no action required on the part of a participant, using a net share settlement or similar procedure immediately (or shortly) before their scheduled expiration date where participants are precluded from using other methods of exercise due to legal restrictions or Company policy (including policies on trading in Shares).
Stock Appreciation Rights
Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the Committee. The Committee may grant stock appreciation rights in tandem with options or as stand-alone awards. Each stock appreciation right is subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee and as set forth in the applicable award document, including the per share grant price of the stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. An award of a stock appreciation right entitles a participant to receive, upon satisfaction of the conditions to payment specified in the applicable award document, an amount equal to the excess, if any, of the fair market value of a Share on the exercise date of the number of Shares for which the stock appreciation right is exercised over the per share grant price for such stock appreciation right specified in the applicable award document. Payments to a participant upon exercise of a stock appreciation right may be made in cash or Shares, as determined by the Committee on or following the date of grant. The Committee may provide that in-the-money stock appreciation rights will be exercised automatically, with no action required on the part of a participant, immediately (or shortly) before their scheduled expiration date where participants are precluded from otherwise exercising such stock appreciation rights due to legal restrictions or Company policy (including policies on trading in Shares).
Restricted Shares and Restricted Share Units
Restricted share awards are granted pursuant to restricted share award agreements adopted by the Committee. An award of restricted shares consists of one or more Shares granted or sold to a participant, and is subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee as specified in the applicable award document. Restricted shares may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.
Restricted share units are granted pursuant to restricted share units agreements adopted by the Committee. Restricted share units represent a promise to deliver Shares, or an amount of cash or property equal to the underlying Shares, at a future date. A restricted share unit entitles a participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable award document, one or more Shares. Restricted share units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. If and when the cancellation provisions lapse, the restricted share units will be settled by the delivery of Shares or, at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the fair market value of the Shares at the time of payment.
Performance Stock and Performance Stock Units
The Committee may grant performance stock or performance stock units to participants. An award of performance stock or performance stock units consists of, or represents a right to receive, a target amount of Shares granted to participants based on the achievement of performance goals selected by the Committee, in its discretion, over the applicable performance period, and is subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the award and specified in the applicable award document. Payments to a participant in settlement of an award of performance stock or performance stock units may be made in cash or Shares, as determined by the Committee on or following the date of grant.
Other Awards
The Committee has the authority to establish the terms and provisions of other forms of awards that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. Such awards may be made subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.
Change in Control
In the event of a “change in control,” the Committee, in its sole discretion, may take any action it deems necessary or desirable with respect to any award that is outstanding, including, without limitation: (a) the acceleration of the vesting, settlement and/or exercisability of an award; (b) the payment of a cash amount in exchange for the cancellation of an award; (c) the cancellation of options and/or stock appreciation rights without the payment of consideration therefor if the exercise price of such options and/or stock appreciation rights equals or exceeds the price paid for a share in connection with the “change in control”; and/or (d) the issuance of substitute awards that substantially preserve the value, rights and benefits of any affected awards.
Limited Transferability of Awards
A participant’s rights and interests under the Plan, including any award previously made to such participant or any amounts payable under the Plan may not be assigned, pledged, or transferred, except, in the event of the participant’s death, to a designated beneficiary in accordance with the Plan, or in the absence of such designation, by will or the laws of descent or distribution or, except in the case of an incentive stock option, pursuant to a domestic relations order. The Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an award, other than an incentive stock option, for no consideration to a permitted transferee.
Amendment and Termination of the Plan
The Board may at any time terminate or, from time to time, amend, modify or suspend the Plan. No termination, amendment, modification or suspension will be effective without the approval of our stockholders if such approval is required under applicable laws, rules and regulations, including the rules of the NYSE and such other securities exchanges, if any, as may be designated by the Board from time to time. The Board has broad authority to amend the Plan or any Award under the Plan without the consent of a participant to the extent it deems necessary or desirable, including to comply with, or take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, including without limitation, to avoid, in the reasonable, good faith judgment of the Company, the imposition on any participant of any tax, interest or penalty under Section 409A of the Internal Revenue Code, or to take into account unusual or nonrecurring events or market conditions (including, without limitation, events that affect changes in capitalization).
Summary of U.S. Federal Income Tax Consequences

The following summary of tax consequences to the Company and to Plan participants is not intended to be used as tax guidance to participants in the Plan. It relates only to U.S. federal income tax and does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the Plan, particularly in jurisdictions outside the United States. In addition, this summary is as of the date of this Proxy Statement; federal income tax laws and regulations are frequently revised and may be changed again at any time. Therefore, each participant is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the Plan.
•Stock Options and Stock Appreciation Rights. The grant of an option or stock appreciation right will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. When disposing of shares acquired by exercise of an incentive stock option before the end of the statutory incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.
•Other Awards. Other awards under the Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that the risk of forfeiture lapses.
•Company Deduction. The Company is generally entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options, stock appreciation rights or other awards, but not for amounts (i) the participant recognizes as capital gain and (ii) over $1 million paid to certain “covered employees” under Section 162(m) of the Internal Revenue Code, except for grandfathered arrangements under Section 162(m) of the Internal Revenue Code. The Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option statutory holding periods.
Changes in Capitalization
In the event of certain specified changes in capitalization set forth in the Plan, the number and kind of shares of Class A common stock authorized for issuance under the Plan and the individual limits will be equitably adjusted in the manner deemed necessary by the Committee to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. Unless otherwise determined by the Committee, such adjusted awards will be subject to the same restrictions and vesting or settlement schedules to which the underlying awards are subject (subject to the limitations of Section 409A of the Internal Revenue Code).
Key Features of the Proposed Amendment and Restatement
The amendment and restatement of the Plan has been approved by the Compensation Committee and our Board, but will only become effective if approved by the Company’s stockholders. If so approved, the following changes, which are designed to ensure the continued viability of the Plan and which are aligned with the best interests of our stockholders, will be made to the Plan:
•35,000,000 shares will be added to the Plan reserve
•The term of the Plan will be extended from June 20, 2027 to June 10, 2030
•Non-employee directors will be added as eligible recipients of awards under the Plan
•Individual limits to awards under the Plan are modified such that no individual (other than non-employee directors) may receive more than 10,000,000 shares during any fiscal year, and non-employee directors may not receive awards with a value that exceeds $1,000,000 during any fiscal year
•A requirement will be added that the Plan administrator must obtain the consent of the award holder for any modifications of the Plan that would adversely affect the rights of an award holder of an outstanding award
•Obsolete provisions in the Plan relating to Altice Europe and Section 162(m) will be removed
Awards Subject to Shareholder Approval

The aggregate number of shares of our common stock issuable under the Plan, prior to amendment and restatement, will not exceed 19,879,291. As of April 13, 2020, the Company has awarded an aggregate of 24,455,000 options and 7,275,199 performance stock units contingent upon stockholders’ approval of Proposal 3. If the Amended and Restated Plan is approved, after taking into account the awards issued subject to stockholder approval, an aggregate of 8,170,554 shares will be available for future grant under the Amended and Restated Plan (subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, or similar transaction). The Compensation Committee and the Board have approved grants of options and performance stock units contingent upon shareholder approval of this Proposal 3. The table below represents the amount of options and performance stock units awards that are subject to stockholder approval of this Proposal that would be received by the executive officers, executive officers as a group, non-executive officer directors, and the non-executive officer employees as a group. The awards outlined below were approved by the Compensation Committee and the Board, but were conditioned upon stockholder approval of the amendment and restatement of the Plan. Consequently, these awards will be cancelled if stockholders do not approve this Proposal 3.

Name and Position	Dollar Value	Number of Options	Number of Performance Stock Units (1)
Dexter Goei		4,000,000	1,189,973
Michael J. Grau		750,000	223,120
Abdelhakim Boubazine		2,000,000	594,987
Michael E. Olsen		600,000	178,496
Colleen Schmidt		475,000	141,309
Executive Officer Group		7,825,000	2,327,885
Non-Executive Officer Director Group		4,000,000	1,189,973
Non-Executive Officer Employee and Consultant Group		12,630,000	3,757,341

(1)If the PSU grants had been made prior to December 31, 2019 and had vested in full on December 31, 2019, the dollar value of the Performance Stock Units would have been the number of units set forth in this table multiplied by $27.34, using the closing price of a share of Class A common stock on December 31, 2019.
New Plan Benefits
Other than the conditional grants noted above, we have not granted awards or committed to grant awards subject to stockholder approval of the Amended and Restated Plan to any individual or group of individuals. The grant of additional awards under the Amended and Restated Plan is subject to the discretion of the Committee.
The Board recommends you vote FOR this proposal.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Master Separation Agreement
On June 8, 2018, Altice USA and Altice Europe (formerly known as Altice N.V.) implemented a previously announced separation (the “Separation”) of Altice USA and Altice Europe, the former majority stockholder of Altice USA, by means of a pro-rata distribution in kind of substantially all of the shares of common stock of Altice USA owned directly or indirectly by Altice Europe to the Altice Europe shareholders (the “Distribution”). Altice USA and Altice Europe are each indirectly controlled by Mr. Drahi.
In connection with the Separation, on May 18, 2018, Altice USA entered into a Master Separation Agreement with Altice Europe (the “Master Separation Agreement”), which set forth the agreements between Altice USA and Altice Europe regarding the principal actions to be taken in connection with the Separation and other agreements that govern certain aspects of the relationship between Altice USA and Altice Europe following the Separation. In addition to the provisions described below, the Master Separation Agreement includes customary representations, warranties, covenants and conditions for transactions of this type.
Transfer of Assets and Retention of Liabilities

The Master Separation Agreement identified the assets and liabilities of Altice USA and Altice Europe that Altice USA and Altice Europe will hold following the Distribution.
Release of Claims
Altice USA and Altice Europe each agreed to release the other and its respective affiliates and the other’s directors, officers, agents and employees, and each of their respective heirs, executors and administrators, from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the Distribution. These releases are subject to certain exceptions set forth in the Master Separation Agreement.
Indemnification
Altice USA and Altice Europe each agreed to indemnify the other and its respective subsidiaries and each of the other’s and its subsidiaries’ directors, officers, employees and agents, against certain liabilities incurred in connection with the Distribution. The amount of either Altice Europe’s or Altice USA’s indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives. The Master Separation Agreement also specifies procedures regarding claims subject to indemnification.
Insurance
The Master Separation Agreement provides for the allocation between Altice USA and Altice Europe of rights and obligations under existing insurance policies with respect to occurrences prior to the Distribution and sets forth procedures for the administration of insured claims and certain other insurance matters.
Tax Matters
Altice USA and Altice Europe each agreed to indemnify the other for any liability for taxes of any member of the party’s respective group or certain taxes imposed on any member of the party’s group that are attributable to a pre-Distribution tax period. Altice USA and Altice Europe also agreed to cooperate with each other in connection with any tax matters relating to the Altice USA and Altice Europe groups, respectively, including preparation and filing of certain tax returns.
Dispute Resolution
The Master Separation Agreement contains provisions that govern the resolution of disputes, controversies or claims that may arise between Altice USA and Altice Europe related to the Master Separation Agreement and the other ancillary agreements entered into in connection with the Separation.
Trademark License Agreement
In connection with the Separation, Altice USA entered into a trademark license agreement pursuant to which Next Alt granted us an exclusive, non-transferable and royalty-free license to use the "ALTICE" trademark and variations thereof and logos, designs and other marks containing the term "ALTICE" and variations thereof in North America and any territories under the jurisdiction of any state or country within North America in connection with Altice USA's business.
Neptune Holding US LP Transfer
On December 7, 2019, Altice USA entered into an agreement with CVC 3, whereby CVC 3 assigned all of its interest (the “Partnership Interest”) in the “Partnership to Altice USA in exchange for the transfer by Altice USA to CVC 3 of 6,290,292 shares of Altice USA's Class A common stock. At the time of the assignment, the Partnership Interest represented 6,290,292 shares of Altice USA's Class A common stock held by the Partnership. The terms of such agreement were approved by the Audit Committee pursuant to the Company’s Related-Party Transaction Approval Policy. As part of this transaction, the parties agreed to terminate the proxy agreement that had previously provided an affiliate of CVC 3 a proxy to vote the shares of Altice USA common stock held by the Partnership.
Stockholders’ Agreement
Pursuant to the Stockholders’ Agreement adopted in connection with the Separation, so long as the Drahi Group beneficially owns in the aggregate, at least 50% of the voting power of Altice USA’s outstanding capital stock, Next Alt shall have the right to designate six directors to the Board, and Altice USA shall cause the Board to consist of a majority of directors nominated by Next Alt. In the event that the Drahi Group beneficially owns, in the aggregate, less than 50% of the voting power of Altice USA’s outstanding capital stock, Next Alt shall have the right to designate a number of directors to the Board equal to the total number of directors comprising the entire Board multiplied by the percentage of the voting power of Altice USA’s outstanding common stock beneficially owned, in the aggregate, by the Drahi Group, rounding up in the case of any resulting fractional number, and in the event that the Drahi Group beneficially owns, in the aggregate, less than 50% of the voting power of Altice USA’s outstanding capital stock, Next Alt shall not have the right to designate a number of directors to the Board equal to or exceeding 50% of directors comprising the entire Board. One of Next Alt’s designated nominations must be an individual designated by A4, and Next Alt has agreed to vote its shares in favor of electing the individual designated by A4. If a director designated by Next Alt or by A4 resigns or is removed from the Board, as the case may be, only another director designated by Next Alt or by A4, as the case may be, may fill the vacancy. After the Drahi Group ceases to beneficially own at least 20% of the voting power of Altice USA’s outstanding common stock, Next Alt shall cease to have the right to designate any director nominees for election to the Board. In the event that Mr. Drahi is not a member of the Board, one representative of the Drahi Group shall have board observer rights so long as the Drahi Group beneficially owns at least 20% of the voting power of Altice USA’s outstanding common stock.
Until the first date on which the Drahi Group ceases to beneficially own at least 20% of the voting power of Altice USA’s outstanding common stock, notwithstanding anything to the contrary in Altice USA’s Third Amended and Restated Certificate of Incorporation or Altice USA’s second amended and restated bylaws, or in the governing documents of any of Altice USA’s subsidiaries, without the prior written approval of Next Alt, Altice USA shall not (either directly or indirectly through an affiliate or otherwise or through one or a series of related transactions) take, or permit one of Altice USA’s subsidiaries to take, certain actions specified in the Stockholders’ Agreement, including, among other things, (a) effecting or consummating a change of control of Altice USA, (b) amending Altice USA’s Third Amended and Restated Certificate of Incorporation or Altice USA’s Second Amended and Restated Bylaws, (c) electing, hiring, replacing or dismissing Altice USA’s Chief Executive Officer, Chief Financial Officer, or Chief Operating Officer, (d) decreasing or increasing the number of directors serving on the Board, (e) paying, declaring or setting aside any sums or other property for the payment of dividends on any Altice USA common stock or make any other distributions in respect of any Altice USA common stock or any warrants, options, rights or securities convertible into, exchangeable for or exercisable for, Altice USA common stock, and (f) amend, modify or supplement Altice USA’s Related-Party Transactions Policy.
Altice USA’s Third Amended and Restated Certificate of Incorporation requires the written approval of Next Alt before Altice USA may take the actions specified in paragraphs (a) and (b) above.
Amended and Restated Stockholders and Registration Rights Agreement
Pursuant to the Amended and Restated Stockholders and Registration Rights Agreement (the "Stockholders and Registration Rights Agreement"), dated June 7, 2018, between Altice USA and Next Alt, Altice Europe, BC Partners LLP ("BCP") and entities affiliated with the Canada Pension Plan Investment Board ("CPPIB" and together with BCP, the "Sponsors"), Altice N.V. and Next Alt have an unlimited number of “demand” registrations for the registration of the sale of Altice USA common stock in a minimum aggregate amount, which is the lowest of (i) $100,000,000, (ii) one percent (1%) of the value of Shares (as such term is defined in the Post-Separation Stockholders and Registration Rights Agreement) that are publicly traded as of the close of business on the most recent business day or (iii) such lesser amount as agreed by the sponsors (as defined therein), Next Alt and Altice N.V. Additionally, the Stockholders and Registration Rights Agreement provides each of BCP and CPPIB with one “demand” registration during each twelve month period beginning on the date of the Stockholders and Registration Rights Agreement, subject to an exception, and customary “piggyback” registration rights to the Stockholders (as such term is defined in the Stockholders and Registration Rights Agreement). The Stockholders and Registration Rights Agreement also provides that Altice USA shall pay certain expenses relating to such registrations and indemnify, among others, Altice N.V., Next Alt, BCP and CPPIB against certain liabilities which may arise under the Securities Act. Each Sponsor also has the right to, among other things, designate one non-voting observer to the Board for so long as such Sponsor and certain of its affiliates own at least 4% of the issued and outstanding shares of Class A and Class B common stock (without regard to the voting power of such Class B common stock) and there is no director who is a designee of such Sponsor on the Board. Subject to certain exceptions, each non-voting observer shall be permitted to attend all meetings of the Board and the committees thereof.
Right of First Refusal and Concert Group Voting Agreements
In June 2018, certain current and former officers and directors of Altice Europe, Altice USA and other Altice Group companies entered into agreements (the "Concert Group Voting Agreements") with Next Alt whereunder such individuals granted Next Alt voting rights with respect to, and a right of first refusal on the sale of, all shares of Altice USA common stock that they owned. In March 2020, the Concert Group Voting Agreements were terminated.
Commercial Services with Altice Europe and Affiliates
Altice USA is controlled by Patrick Drahi, who is also the controlling stockholder of Altice Europe and its subsidiaries and other entities. The Company has ongoing commercial relationships with Altice Europe and other entities controlled by Mr. Drahi. In 2019, the Company recognized revenue of approximately $3.7 million, primarily from the sale of advertising to a subsidiary of Altice Europe and a foundation controlled by Mr. Drahi. For 2019, the Company recognized programming and other direct costs of approximately $11.6 million, including costs incurred by the Company for advertising services provided by a subsidiary of Altice Europe, as well as other operating expenses, net of approximately $8.4 million, including charges for services provided by other subsidiaries of Altice Europe and other related parties. Capital expenditures in 2019 included approximately $12.2 million for equipment purchased and software development services provided by subsidiaries of Altice Europe. Additional information can be found in note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Repurchase of Shares from Suddenvision S.à.r.l.
Pursuant to the Company’s previously announced share repurchase program, the Company purchased approximately 14.9 million Class A shares in three separate transactions for total consideration of approximately $350 million from Suddenvision S.à.r.l., an entity that owned in excess of 5% of our Class A common stock in 2019. The price paid for the shares was established by the price paid by a market maker for simultaneous sales by Suddenvision S.à.r.l. into the public market.
Compensation for Advisory Services
On January 22, 2020, the Compensation Committee approved a four-year cycle award for Mr. Patrick Drahi for his advisory services to the Company with a grant date of January 29, 2020, pursuant to the Amended and Restated Plan, and contingent on shareholder approval of the Amended and Restated Plan at the 2020 annual meeting of shareholders of the Company. The Committee approved the grant of an option to purchase 4,000,000 shares of Class A common stock. The option has an exercise price of $28.36 (equal to the volume weighted average trading price of a Share as reported on by the NYSE for the 30-day period immediately preceding the grant date) and vest 50%, 25% and 25% on each of December 27, 2021, 2022 and 2023, respectively, provided that Mr. Drahi continues to provide services to the Company on the applicable vesting date. The Committee also approved the award of $50 PSUs and $60 PSUs. Mr. Drahi was awarded 346,240 $50 PSUs and 843,733 $60 PSUs. These PSUs will be forfeited if the applicable performance measure is not achieved prior to January 29, 2024 (January 29, 2026 in the event of a recession or market disruption event prior to achievement of the performance measure) or if Mr. Drahi does not continue to provide services to the Company through the achievement date of the applicable performance measure.
During 2019, Mr. Drahi utilized the Company-provided aircraft for business purposes, and on certain occasions, family members accompanied him on those flights.
Family Relationships
Ms. Angelina Drahi, who is employed as Director, Data Science Modeling at Altice USA, is the daughter of Patrick Drahi and sister of David Drahi. During our fiscal year ended December 31, 2019, Ms. Angelina Drahi received total compensation, consisting of salary and bonus, of approximately $144,000.
Ms. Graziella Drahi, who is employed as the Head of Mobile of Altice USA, is the daughter of Patrick Drahi and sister of David Drahi. During our fiscal year ended December 31, 2019, Ms. Graziella Drahi received total cash compensation, consisting of salary and bonus, of approximately $130,000. In January 2020, Ms. Drahi was granted an option to purchase 85,000 shares of Class A common stock, 7,358 $50 PSUs and 17,929 $60 PSUs, contingent on shareholder approval of the Amended and Restated Plan at the 2020 annual meeting of shareholders of the Company.
RELATED PARTY TRANSACTION APPROVAL POLICY
Under our Related Party Transaction Approval Policy, the Audit Committee of the Board, consisting entirely of directors who have been determined by the board to be independent directors for purposes of the NYSE corporate governance standards, reviews and approves or takes such other action as it may deem appropriate with respect to transactions exceeding the Item 404 Threshold (as defined below) involving the Company and its subsidiaries, on the one hand, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person” as defined in Item 404 of Regulation S-K under the Securities Act (“Item 404”), on the other hand, has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related-party disclosure requirements of the SEC as set forth in Item 404. Under the Related-Party Transaction Approval Policy, the Audit Committee oversees, among other things, the approval of transactions and arrangements between the Company and its subsidiaries, on the one hand, and Altice Europe and its other subsidiaries or Next Alt or its affiliates, as applicable, on the other hand, to the extent involving amounts in excess of the dollar threshold set forth in Item 404 (the “Item 404 Threshold”).

The Related-Party Transaction Approval Policy provides that to simplify the administration of the approval process under the Related-Party Transaction Approval Policy, the Audit Committee may, where it deems it to be appropriate, establish guidelines for certain types of these transactions. The approval requirement does not apply to the implementation and administration of intercompany arrangements under the Related-Party Transaction Approval Policy, but covers any amendments, modifications, terminations or extensions involving amounts in excess of the Item 404 Threshold, as well as the handling and resolution of any disputes involving amounts in excess of the Item 404 Threshold. The Company’s executive officers and directors who are also senior executives or directors of Altice Europe or Next Alt, as the case may be, may participate in the negotiation, execution, amendment, modification, or termination of intercompany arrangements subject to the Related-Party Transaction Approval Policy, as well as in any resolution of disputes under intercompany arrangements, on behalf of either or both of the Company and Altice Europe or Next Alt, as the case may be, under the direction of the Audit Committee when acting on behalf of the Company.
The Related-Party Transaction Approval Policy cannot be amended or terminated without the prior approval of a majority of the Audit Committee.
STOCK OWNERSHIP TABLE
BENEFICIAL OWNERSHIP
The following table presents certain information as of April 13, 2020 with respect to the beneficial ownership of Altice USA common stock by:
•each of our current directors;
•each of our named executive officers;
•all of our directors and executive officers as a group; and
•each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock and Class B common stock.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Altice USA, Inc., 1 Court Square West, Long Island City, New York 11101.
As of April 13, 2020, we have 412,128,117 shares of our Class A common stock and 186,196,553 shares of our Class B common stock outstanding.

	Shares Beneficially Owned				% Total
	Class A		Class B		Voting
Name of Beneficial Owner	Number	%(1)	Number	%(1)	Power(1)
5% Stockholders(2)
Next Alt S.à.r.l.(3)(4)	251,728,014	42.3	182,883,414	98.2	91.6
The Goldman Sachs Group(5)	35,412,149	8.6	—	—	*
The Vanguard Group Inc.(6)	28,102,884	6.8	—	—	*
Soroban Capital Partners LP(7)	26,000,000	6.3	—	—	*

Named Executive Officers and Directors(8)
Dexter Goei(9)	11,835,873	2.9	—	—	*
Michael J Grau	133,978	*	—	—	*
Charles Stewart(10)	1,355,485	*	—	—	*
Abdelhakim Boubazine	2,388,042	*	—	—	*
Michael E. Olsen	105,355	*	—	—	*
Colleen Schmidt	222,427	*	—	—	*
Patrick Drahi(3)(4)(11)	260,047,237	43.7	182,884,414	98.2	91.8
Gerrit Jan Bakker	29,951	*		—	*
Manon Brouillette	—	—		—	—
David Drahi	—	—		—	—
Mark Mullen	8,500	*		—	*
Dennis Okhuijsen	—	—		—	—
Raymond Svider	—	—		—	—
All executive officers and directors as a group (13 persons)	276,126,848	46.4	182,884,414	98.2	92.1

(1)An asterisk has been provided for any holder with less than 1% of the applicable class of equity or voting power.
(2)5% stockholders have the same applicable voting rights as other holders of Class A common stock and Class B common stock.
(3)Next Alt S.a r.l. (“Next Alt”) is a personal holding company of Patrick Drahi, who is its controlling shareholder. Next Alt directly and indirectly owns approximately 77.6% of the share capital and voting rights of Altice Europe N.V. Altice Europe N.V. maintains a one-tier board of four executive board members, one of whom is Mr. Drahi, and four non-executive board members. The executive board members are appointed by shareholders at the general meeting at the binding nomination of Next Alt. Altice CVC Lux S.à.r.l. (“Altice CVC”) is an indirect, wholly owned subsidiary of Altice Europe N.V. Accordingly, Next Alt may be deemed to beneficially own the 24,475,295 shares of Class A common stock of the Registrant owned by Altice CVC. Includes 182,883,414 shares of Class B common stock. Each share of Class B common stock is convertible at any time upon written notice of the holder into one share of Class A common stock. Based on information provided by Next Alt, 98.1 million shares of Class B common stock are pledged as security (the “Loan Collateral”) for a loan that was entered into by (among others) BidFair Limited (“BidFair”), an entity indirectly wholly owned by Patrick Drahi through Next Alt (the “Loan”). Neither Next Alt nor its controlled affiliates, including BidFair, have any indebtedness, other than the Loan, that is secured by shares of Altice USA, Inc. common stock and it has no indebtedness that requires posting additional share collateral as a result of changes in price of Altice USA common stock. In addition, Next Alt has agreed, for the benefit of the lenders under the Loan, not to give security over 34.3 million shares of Altice USA Class B common stock held by Next Alt or its subsidiaries. The amortization schedule of the Loan is as follows: $67 million due in October 2020; $271 million due in April 2021; $271 million due in October 2021; $271 million due in April 2022; and $271 million due in October 2022. On each repayment date, at the request of BidFair and subject to certain conditions, the number of Altice USA shares included in the Loan Collateral can be reduced. Next Alt pledged 33.8 million Class A shares in connection with a series of earlier capped call transactions originally entered in November 2015.
(4)The principal address for the personal holding companies controlled by Mr. Drahi or his family is 5 rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and the principal address for Altice Europe and Altice CVC is Oostdam 1, 3441 EM, Woerden, The Netherlands.
(5)Pursuant to Schedule 13G/A filed on February 12, 2020, the amount reported consists of shares beneficially owned, as of December 31, 2019, by The Goldman Sachs Group, Inc. (“GS Group”). The shares owned by the GS Group as a parent holding company are owned, or may be deemed to be beneficially owned, by Goldman Sachs & Co. LLC, a broker or dealer registered under Section 15 of the Act and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The principal address of the GS Group is 200 West Street New York, NY 10282.
(6)Pursuant to Schedule 13G/A filed on February 12, 2020, the amount reported consists of shares beneficially owned, as of December 31, 2019, by The Vanguard Group (“Vanguard”) with sole dispositive power over 27,859,779 shares and shared dispositive power over 243,105 shares. The principal address of Vanguard is 100 Vanguard Blvd. Malvern, PA 19355.
(7)Pursuant to Schedule 13G filed on November 18, 2019, the amount reported consists of shares beneficially owned, as of November 6, 2019, by Soroban Capital Partners LP (“Soroban”). The address of Soroban is 55 West 46th Street, 32nd Floor New York, NY 10036.
(8)The address for these persons is c/o Altice USA, Inc., 1 Court Square West, Long Island City, NY 11101.
(9)Mr. Goei holds shares individually and through personal holding companies. Mr. Goei has pledged 4,987,397 of his shares of Class A common stock to secure loans with a financial institution.

(10)Mr. Stewart has pledged 1,150,000 of his shares of Class A common stock to secure loans with a financial institution.
(11)The shares of Class A and Class B common stock reported as beneficially owned by Next Alt are also reported as beneficially owned by Patrick Drahi. Includes 8,317,223 shares of Class A common stock held by UpperNext S.C.S.p. (“Uppernext”). Mr. Drahi is the sole controlling shareholder of Uppernext. Accordingly, Mr. Drahi may be deemed to beneficially own shares of the Registrant held by Uppernext. Includes 1,000 shares of Class A common stock and 1,000 shares of Class B common stock held by A4 S.A. (“A4”). A4, which is controlled by the family of Mr. Drahi, is an executive board member of Altice Europe. Mr. Drahi is a director of the Registrant, and Next Alt and A4 are parties to a stockholders agreement with the Registrant pursuant to which they have certain rights to appoint directors of the Registrant. Accordingly, Mr. Drahi may be deemed to beneficially own shares of the Registrant held by A4. Mr. Drahi disclaims beneficial ownership of the 1,000 shares of Class A and Class B common stock held by A4.
OTHER MATTERS
MATTERS TO BE RAISED AT THE 2020 ANNUAL MEETING NOT INCLUDED IN THIS PROXY STATEMENT
We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.
STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING
Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2021 annual meeting and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2021 annual meeting must submit their proposals to Altice USA, Inc., Corporate Secretary, 1 Court Square West, Long Island City, New York 11101 on or before December 25, 2020. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2021 proxy statement.
In accordance with our Second Amended and Restated Bylaws, in order to be properly brought before the 2021 annual meeting, regardless of inclusion in our proxy statement, notice of a matter a stockholder wishes to present, including any director nominations, must be delivered to Altice USA, Inc., Corporate Secretary, 1 Court Square West, Long Island City, New York 11101, not less than 90 nor more than 120 days prior to the first anniversary date of this year’s annual meeting, which would be no earlier than February 10, 2021 and no later than March 12, 2021. If, however the date of the meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than 120 days prior to the 2021 annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or 10th day following the day on which public announcement of the date of such meeting is first made by the us. The stockholder must also provide all of the information required by our Second Amended and Restated Bylaws.
HOUSEHOLDING
The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Householding is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. Householding will continue until you are notified otherwise or you submit contrary instructions.
The Company will promptly deliver an additional copy of any such document to any stockholder who writes the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notice, proxy statement and annual report, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to Altice USA, Inc., Corporate Secretary, 1 Court Square West, Long Island City, New York 11101 or call 1-516-803-2300.

ANNUAL REPORT ON FORM 10-K
We will furnish (upon payment of a reasonable charge for any exhibit requested) a copy of our annual report on Form 10-K for the year ended December 31, 2019, as filed with the SEC, to any stockholder who requests one in writing. Any such request should be directed to Altice USA, Inc., Investor Relations, 1 Court Square West, Long Island City, New York 11101.

Michael E. Olsen
Executive Vice President,
General Counsel and Secretary

Long Island City, New York
April 24, 2020

EXHIBIT A

ALTICE USA
AMENDED AND RESTATED 2017 LONG TERM INCENTIVE PLAN

1. Purposes of the Plan
The purposes of the Altice USA Amended and Restated 2017 Long Term Incentive Plan (the “Plan”) are to promote the long-term success of Altice USA, Inc., a Delaware corporation (the “Company”), and its Affiliates and to increase shareholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company, and to assist the Company in attracting and retaining the best available personnel for positions of substantial responsibility.
The Plan was approved by the Board on January 26, 2020 and adopted by the shareholders of the Company by an affirmative vote of the holders of a majority of the voting power of the Shares on [●]. The Plan shall become effective on the Effective Date.
2. Definitions and Rules of Construction
(a)Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:
“Affiliate” means any Subsidiary and any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.
“Award” means an Option, Restricted Share, Restricted Share Unit, Stock Appreciation Right, Performance Stock, Performance Stock Unit, or Other Award granted by the Committee pursuant to the Plan.
“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.
“Beneficial Owner” and “Beneficially Owned” have the meaning set forth in Rule 13d‑3 under the Exchange Act.
“Board” means the Board of Directors of the Company, as constituted from time to time.
“Cause” means:
(i)If the Participant is a party to an employment agreement with the Company or an Affiliate and such agreement provides for a definition of Cause, the definition contained therein;
(ii)If no such agreement exists, or if such agreement does not define Cause:
(1)the Participant’s substantial failure to perform his or her primary duties as an employee or service provider of the Company or its Affiliates;
(2)the Participant’s performance of any act or failure to perform any act that is materially injurious or to the detriment of the Company or its Affiliates;
(3)the Participant’s intentional misconduct or a breach of any material policy of the Company or its Affiliates relating to its or their business, customers, vendors or employees;

(4)the Participant’s commission of, admission to, conviction of, or entering a plea of nolo contendere to, any felony or crime involving moral turpitude, or the commission of any other act involving dishonesty, conflict of interest, breach of trust or physical or emotional harm to any person or property; or
(5)the Participant’s misappropriation of funds or fraud with respect to the Company or its Affiliates or any person with which the Company or its Affiliates does business.
Whether or not an event giving rise to “Cause” occurs will be determined by the Committee in its good faith reasonable judgment.
“Change in Control” means:
(i)the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or
(ii)a bona fide negotiated transaction to:
(1)transfer, sell, or otherwise dispose of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis provided, however, that with respect to this clause (1), any such transfer, sale or disposition whereby the stockholders of the Company immediately prior to such transaction constitute holders of a majority of the voting power of all classes of shares of the surviving entity immediately after such transaction shall not constitute a Change in Control for purposes of this Plan;
(2)sell shares of the Company to a third party purchaser constituting all or substantially all of all classes of the then issued and outstanding shares the Company, in a single transaction or series of related transactions (including, a tender offer); or
(3)cause the Company to engage in a merger, consolidation, recapitalization, reorganization, liquidation or dissolution; provided, however, that with respect to this clause (3), any merger, consolidation, recapitalization or reorganization of the Company whereby the stockholders of the Company immediately prior to such transaction constitute holders of a majority of the voting power of all classes of shares of the surviving entity immediately after such transaction shall not constitute a Change in Control for purposes of this Plan.
Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A and for which payment or settlement of the Award will accelerate upon a Change in Control, no event set forth herein will constitute a Change in Control for purposes of the Plan or any Award Document unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including any regulations or authoritative guidance promulgated thereunder and successor provisions thereto.
“Committee” means the Compensation Committee of the Board, any successor committee thereto, or any other committee appointed from time to time by the Board to administer the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to Section 3(e).
“Disability” means (i) for Participants covered by the long term disability plan of the Company or an Affiliate, disability as defined in such plan; and (ii) for all other Participants, a physical or mental condition of the Participant resulting from bodily injury, disease or mental disorder which renders the Participant incapable of continuing the Participant’s usual or customary employment with the Participant’s employer for a period of not less than six consecutive months.
The disability of the Participant shall be determined by the Committee in good faith after reasonable medical inquiry, including consultation with a licensed physician as chosen by the Committee, and a fair evaluation of the Employee’s ability to perform the Employee’s duties. Notwithstanding the previous two sentences, with respect to an Award that is subject to Section 409A where the payment or settlement of the Award will accelerate upon termination of employment as a result of the Participant’s Disability, no such termination will constitute a Disability for purposes of the Plan or any Award Document unless such event also constitutes a “disability” as defined under Section 409A.
“Effective Date” means [●].
“Eligible Individuals” means the individuals described in Section 4(a) who are eligible for Awards under the Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended from time to time.
“Fair Market Value” with respect to a Share, means, unless the Committee in its discretion approves an alternative valuation methodology:
(i)the closing price of a Share on the NYSE at the conclusion of regular trading hours on the relevant date of determination, as reported by the NYSE (or, if not so reported, as reported by a successor reporting service selected by the Company, or if not reported by any successor service, as reported on any domestic stock exchanges on which Shares are then listed); or
(ii)if Shares are not listed on any domestic stock exchange, the closing price of a Share as reported in the domestic over-the-counter market on such date or the last previous date reported (or, if not so reported, by the system then regarded as the most reliable source of such quotations) or, if there are no reported sales on such date, the mean of the closing bid and asked prices as so reported; or
(iii)if Shares are listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (i) or (ii) above using the reported closing prices or quotations on the last previous date on which so reported; or
(iv)if none of the foregoing clauses applies, the fair market value of a Share as determined in good faith by the Board or the Committee.

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.
“Nonemployee Director” means a member of the Board who is not an officer or employee of the Company or any of its Affiliates.
“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.
“NYSE” means the New York Stock Exchange.
“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 8.
“Other Award” means any form of Award (other than an Option, Performance Stock, Performance Stock Unit, Restricted Share, Restricted Share Unit or Stock Appreciation Right) granted pursuant to Section 12.
“Participant” means an Eligible Individual who has been granted an Award under the Plan.
“Performance Criteria” means a goal or goals established by the Committee and measured over a Performance Period. The Committee may establish Performance Targets based on any Performance Criteria it deems appropriate. The Performance Criteria shall be subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations and all items of gain, loss or expense determined to be unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.
“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.
“Performance Stock” means a Target Amount of Shares granted pursuant to Section 11.
“Performance Stock Unit” means a right to receive a Target Amount of Shares granted pursuant to Section 11.
“Performance Target” means the goals selected by the Committee, in its discretion, from among the Performance Criteria, and set forth in the applicable Award Document. Performance Targets shall be based upon one or more Performance Criteria.
“Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.
“Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a).
“Restricted Share” means a Share granted or sold pursuant to Section 9(a).
“Restricted Share Unit” means a right to receive one or more Shares (or cash, if applicable) in the future granted pursuant to Section 9(b).
“Section 162(m)” means Section 162(m) of the Code.
“Section 409A” means Section 409A of the Code.

“Share” means a Class A share of the common stock of the Company, par value $0.01 per share, or such other class of shares or other securities as may be applicable under Section 14, and as may be adjusted pursuant to Section 14(b).
“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 10.
“Stockholders’ Agreement” means the stockholders’ agreement, dated as of June 7, 2018 between the Company, Next Alt S.à.r.l., and A4 S.A.
“Subsidiary” means any foreign or domestic corporation, limited liability company, partnership or other entity of which 50% or more of the outstanding voting equity securities or voting power is Beneficially Owned directly or indirectly by the Company. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.
“Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee or director equity Awards previously granted by a company or other entity acquired by the Company or with which the Company combines in connection with a corporate transaction pursuant to the terms of an equity compensation plan that was approved by the stockholders of such company or other entity.
“Target Amount” means the target number of Shares, target number of Options or Stock Appreciation rights, or target cash value established by the Committee and set forth in the applicable Award Document.
(b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.
3. Administration
(a) Committee. The Plan shall be administered by the Committee, which, in addition to the other express powers conferred on the Committee by the Plan, shall have full power and authority, subject to applicable Law, the express provisions hereof, and the terms of the Stockholders’ Agreement, to:
(i)select the Participants from the Eligible Individuals;
(ii)grant Awards in accordance with the Plan;
(iii)determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;
(iv)determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect or occurrence, if any, of a Participant’s termination of employment, separation from service or leave of absence with the Company or any of its Affiliates or, subject to Section 6(d), a Change in Control of the Company;
(v)subject to Sections 16 and 17(f), amend the terms and conditions of an Award after the granting thereof;
(vi)specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards (which may vary among Participants);

(vii)make factual determinations in connection with the administration or interpretation of the Plan;
(viii)adopt, prescribe, establish, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;
(ix)employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any advice, opinion or computation received therefrom;
(x)vary the terms of Awards to take into account tax and securities laws (or changes thereto) and other regulatory requirements or to procure favorable tax treatment for Participants;
(xi)correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the Plan;
(xii)suspend the right to exercise during any blackout period, and extend the period of exercise by an equal period of time; and
(xiii)make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.
(b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan and any Award Document delivered under the Plan.
(c) Prohibited Actions. Notwithstanding the authority granted to the Committee pursuant to Section 3(a) and 3(b), the Committee shall not have the authority, without obtaining stockholder approval, to (i) reprice or cancel Options and Stock Appreciation Rights in violation of Section 6(h), (ii) amend Section 5 to increase the Plan Limit or any of the other limits listed therein; provided, however, that stockholder approval shall not be required to increase the limits listed in Section 5(c); or (iii) grant Options or Stock Appreciation Rights with an exercise price that is less than 100% of the Fair Market Value of a Share on the date of grant in violation of Section 6(i).
(d) Determinations of Committee Final and Binding. Subject to the Stockholder’s Agreement, all determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.
(e) Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Committee may not delegate its authority, except to a subcommittee thereof:
(i)to make Awards to individuals who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act; or
(ii)to make Awards to individuals whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m).

Notwithstanding the foregoing, no Person to whom authority has been delegated pursuant to this Section 3(e) shall make any Award to himself or herself or to any other Person to whom authority to make Awards has been so delegated.
(f) Liability of Committee and its Delegates. Subject to applicable laws, rules and regulations: (i) no member of the Board or Committee (or its delegates pursuant to Section 3(e)) shall be liable for any good faith action, omission or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in accordance with applicable law in the manner provided in the Company’s by-laws and any indemnification agreements as they may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.
(g) Action by the Board. Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.
(h) Stockholders’ Agreement. Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee or the Board is subject to the terms of the Stockholders’ Agreement.
4. Eligibility
(a) Eligible Individuals. Awards may be granted to officers, employees, directors and consultants of the Company or any of its Affiliates. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant.
(b) Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.
5. Shares Subject to the Plan
(a)Plan Limit. Subject to adjustment in accordance with Section 14, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be equal to 54,879,291 Shares. Shares issued pursuant to Awards under the Plan may be either authorized and unissued Shares or Shares held by the Company in its treasury, or a combination thereof. All of the Shares subject to the Plan Limit may be issued as Incentive Stock Options.
(b)Rules Applicable to Determining Shares Available for Issuance. The number of Shares remaining available for issuance shall be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award. For purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to Awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through the issuance of consideration other than Shares (including, without limitation, cash) shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock

Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right. In addition, (i) the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the vesting, exercise or settlement of an Award and (ii) shares subject to an Option or Stock Appreciation Right but not issued or delivered as a result of the net settlement of such Option or Stock Appreciation Right shall be added back to the Plan Limit and again be available for the grant of Awards.
(c)Individual Limits. Subject to adjustment under Section 14, special limits shall apply to Shares available for Awards under the Plan to Eligible Individuals other than Nonemployee Directors (to whom the limit set forth in Section 5(d) shall apply). Specifically, no Participant may be granted under the Plan in any fiscal year Awards covering more than 10,000,000 Shares.
(d)Nonemployee Director Limit. Subject to adjustment under Section 14, no Nonemployee Director shall receive regular annual Awards for any fiscal year having a grant date fair value, determined using assumptions and methods that are consistent in all material respects with the assumptions used to disclose such grants in the Company’s proxy statement for the year to which such grants relate, that exceeds $500,000 or any special or one-time Award upon election or appointment to the Board having a grant date fair value, determined as described above, that exceeds $1,000,000, provided, however, that no Nonemployee Director shall receive Awards for any fiscal year having a grant date fair value that exceeds $1,000,000 in the aggregate.
(e)Substitute Awards. To the extent not prohibited by applicable laws, rules and regulations, any Shares underlying Substitute Awards shall not be counted against the number of Shares remaining for issuance and shall not be subject to Sections 5(c) or (d).
6. Awards in General
(a)Types of Awards. Awards under the Plan may consist of Options, Restricted Shares, Restricted Share Units, Stock Appreciation Rights, Performance Stock, Performance Stock Units and Other Awards. Any Award described in Sections 8 through 12 may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Subject to Section 6(g), Awards under the Plan may be made in combination with, in replacement of, or as alternatives to Awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.
(b)Vesting and Exercise. The Committee shall set the vesting criteria applicable to an Award, which, depending on the extent to which the criteria are met, will determine the extent to which the Award becomes exercisable or the number of Shares or the amount of cash that will be distributed or paid out to the Participant with respect to the Award. The Committee may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or provision of services), or any other basis determined by the Committee in its discretion.
(c)Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which Award Document shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, rules and regulations, the Committee may at any time following grant (i) accelerate the vesting, exercisability, lapse of restrictions, settlement or payment of any Award, (ii) eliminate the restrictions and conditions applicable to an Award or (iii) extend the post‑termination exercise period of an outstanding Award (subject to the limitations of Section 409A). The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.
(d)Termination of Employment. The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment (including by reason of retirement) with the Company or any of its Affiliates or the Participant’s death or Disability. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions or conditions applicable to, or extend the post-termination exercise period of an outstanding Award (subject to the limitations of Section 409A). Such provisions may be specified in the applicable Award Document or determined at a subsequent time.
(e)Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine; provided, however, that (i) no payments of dividends or dividend equivalents may be made unless and until the related Award is earned and vested and (ii) the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Options or Stock Appreciation Rights.
(f)Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to Shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 14.
(g)Performance‑Based Awards.
(i) The Committee may establish Performance Targets and goals based on any Performance Criteria it deems appropriate.
(1) To the extent applicable, the Performance Targets shall be determined in accordance with generally accepted accounting principles (subject to adjustments and modifications for specified types of events or circumstances approved by the Committee in advance) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof.
(2) The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company‑wide or related to a Subsidiary, business unit, or region and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, business unit, or region) or measured relative to selected peer companies or a market index.
(3) The Participants will be designated, and the applicable Performance Targets will be established, by the Committee. Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied.
(h) No Repricing of Options and Stock Appreciation Rights. Except for adjustments pursuant to Section 14, the per Share exercise price of any Option or Stock Appreciation Right may not be decreased after the grant of the Award, and an Option or Stock Appreciation Right whose per share exercise price is greater than the Fair Market Value of a Share on the relevant date of determination may not be surrendered as consideration in exchange for cash (for the sake of clarity, including cash buyouts), the grant of a new Option or Stock Appreciation Right with a lower exercise price per Share or the grant of a stock award, without stockholder approval.
(i) No Discount Options or Stock Appreciation Rights. In no event shall the exercise price per Share of an Option or the grant price per Share of a Stock Appreciation Right be less than 100% of the Fair Market Value of a Share on the date of grant; provided, however, that the exercise price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A and may be less than 100% of the Fair Market Value.
(j) Term of Options and Stock Appreciation Rights. An Option or Stock Appreciation Right shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Award. The Committee may extend the term of an Option or Stock Appreciation Right after the time of grant; provided, however, that the term of an Option or Stock Appreciation Right may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Award.
7. Change in Control
In the event of a Change in Control, the Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding. Such actions may include, without limitation: (a) the acceleration of the vesting, settlement and/or exercisability of an Award; (b) the payment of a cash amount in exchange for the cancellation of an Award; (c) the cancellation of Options and/or Stock Appreciation Rights without the payment of consideration therefor if the exercise price of such Options and/or Stock Appreciation Rights equals or exceeds the price paid for a Share in connection with the Change in Control; and/or (d) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any affected Awards.
8.  Terms and Conditions of Options
(a)General. The Committee, in its discretion, may grant Options to Eligible Individuals and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.
(b)Payment of Exercise Price. Subject to the provisions of the applicable Award Document and Company policy in effect from time to time, the exercise price of an Option may be paid: (i) in cash or cash equivalents; (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option; (iii) by a combination of cash and Shares equal in value to the exercise price; (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price; or (v) by such other means as the Committee may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Committee from time to time that permits Participants to exercise Options by delivering irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or such other procedures determined by the Company from time to time. The Committee may provide that in-the-money Options will be exercised automatically, with no action required on the part of a Participant, using a net share settlement or similar procedure immediately (or shortly) before their scheduled expiration date where Participants are precluded from using other methods of exercise due to legal restrictions or Company policy (including policies on trading in Shares).
(c)Incentive Stock Options. The exercise price per Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Option be less than the minimum exercise price specified in Section 6(i). No Incentive Stock Option may be issued to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of $100,000, determined as of the time of grant, that would be exercisable for the first time by such Participant during any fiscal year. Any grants in excess of this limit shall be treated as Non-Qualified Stock Options. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.
(d)Early Exercise of Non-qualified Options. The Committee, in its discretion, may grant Non-Qualified Stock Options that contain an “early exercise” feature, which shall provide a Participant with the right (but not the obligation) to immediately exercise such portion of the Option for Shares that shall be subject to the same vesting schedule as the underlying Option.
9. Terms and Conditions of Restricted Shares and Restricted Share Units
(a)Restricted Shares. The Committee, in its discretion, may grant or sell Restricted Shares to Eligible Individuals. An Award of Restricted Shares shall consist of one or more Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Shares may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.
(b)Restricted Share Units. The Committee, in its discretion, may grant Restricted Share Units to Eligible Individuals. A Restricted Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares. Restricted Share Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. If, and when, the cancellation provisions lapse, the Restricted Share Units shall be settled by the delivery of Shares or, at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.
10. Stock Appreciation Rights
The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. The Committee may grant Stock Appreciation Rights in tandem with Options or as stand-alone Awards. Each Stock Appreciation Right shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value of a Share on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the per Share grant price for such Stock

Appreciation Right specified in the applicable Award Document. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, as determined by the Committee on or following the date of grant. The Committee may provide that in-the-money Stock Appreciation Rights will be exercised automatically, with no action required on the part of a Participant, immediately (or shortly) before their scheduled expiration date where Participants are precluded from otherwise exercising such Stock Appreciation Rights due to legal restrictions or Company policy (including policies on trading in Shares).
11. Terms and Conditions of Performance Stock and Performance Stock Units
The Committee may grant Performance Stock or Performance Stock Units to Eligible Individuals. An Award of Performance Stock or Performance Stock Units shall consist of, or represent a right to receive, a Target Amount of Shares granted to an Eligible Individual based on the achievement of Performance Targets over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document. Payments to a Participant in settlement of an Award of Performance Stock or Performance Stock Units may be made in cash or Shares, as determined by the Committee on or following the date of grant.
12. Other Awards
The Committee shall have the authority to establish the terms and provisions of other forms of Awards (such terms and provisions to be specified in the applicable Award Document) not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for: (i) payments in the form of cash, Shares, notes or other property as the Committee may determine based in whole or in part on the value or future value of Shares or on any amount that the Company pays as dividends or otherwise distributes with respect to Shares; (ii) the acquisition or future acquisition of Shares; (iii) cash, Shares, notes or other property as the Committee may determine (including payment of dividend equivalents in cash or Shares) based on one or more criteria determined by the Committee unrelated to the value of Shares; or (iv) any combination of the foregoing. Awards pursuant to this Section 12 may, among other things, be made subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.
13. Certain Restrictions
(a)Transfers. A Participant’s rights and interests under the Plan, including any Award previously made to such Participant or any amounts payable under the Plan may not be assigned, pledged, or transferred, except, in the event of the Participant’s death, to a designated beneficiary in accordance with the Plan, or in the absence of such designation, by will or the laws of descent or distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a permitted transferee.
(b)Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a permitted transferee to whom such Award has been transferred in accordance with Section 13(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.
(c)Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to any Award as of the date of transfer of the Award rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83 of the Code, the

Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
14. Recapitalization or Reorganization
(a)Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(b)Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under Section 5, including the maximum number of Shares available under the special limits provided for in Section 5(c) and 5(d), shall be equitably adjusted in the manner deemed necessary by the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary stock or cash dividend, split‑up, spin‑off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted in the manner deemed necessary by the Committee (including by payment of cash to a Participant) in order to preserve the benefits or potential benefits intended to be made available to Participants. Any such determinations made by the Committee may be made on an Award-by-Award basis. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject (subject to the limitations of Section 409A).
15. Term of the Plan
Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date.
16. Amendment and Termination
Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension (i) will be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of the NYSE and such other securities exchanges, if any, as may be designated by the Board from time to time, and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable, including:

(a)to comply with, or take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, including without limitation;
(b)to avoid, in the reasonable, good faith judgment of the Company, the imposition on any Participant of any tax, interest or penalty under Section 409A; or
(c)to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 14(b)).
17. Miscellaneous
(a)Compliance with Legal Requirements. The Plan and the granting of Awards shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.
(b)Tax Withholding. The Company or an Affiliate, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax required or permitted to be withheld (up to the maximum statutory tax rate in the relevant jurisdiction). In the case of an Award payable in Shares, the Company or an Affiliate, as appropriate, may permit or require a Participant to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares that were issued to the Participant to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or an Affiliate, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required or permitted to be withheld (up to the maximum statutory tax rate in the relevant jurisdiction) with respect to such payments.
(c)No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any of its Affiliates, or to interfere with or to limit in any way the right of the Company or any of its Affiliates to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment‑related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and its Affiliates, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.
(d)Securities Law Restrictions. An Award may not be exercised or settled, and no Shares may be issued in connection with an Award, unless the issuance of such shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable securities laws. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock‑transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(e)Section 16 of the Exchange Act. Notwithstanding anything contained in the Plan or any Award Document under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a Change in Control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.
(f)Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Document evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Documents shall be interpreted in accordance with Section 409A and interpretive guidance issued thereunder. Notwithstanding any contrary provision in the Plan or an Award Document, if the Committee determines that any provision of the Plan or an Award Document contravenes any regulations or guidance promulgated under Section 409A or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A, the Committee may modify or amend such provision of the Plan or Award Document without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority would contravene Section 409A.
(g)Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States. To the extent that Awards under the Plan are awarded to Eligible Individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub‑plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.
(h)References to Termination of Employment. References to “termination of employment” shall also mean termination of any other service relationship of the Participant with the Company or any of its Subsidiaries, as applicable.
(i)No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action, whether or not such action would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
(j)Unfunded Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary or legal representative or any other person. To the extent that a person acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
(k)Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.
(l)Satisfaction of Obligations. Subject to applicable laws, rules and regulations, the Company may apply any cash, Shares, securities or other consideration received upon exercise of settlement of an Award to any obligations a Participant owes to the Company and its Affiliates in connection with the Plan or otherwise.
(m)Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.
(n)Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
(o)Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.
(p)Clawback. Notwithstanding anything in the Plan to the contrary, all Awards granted under the Plan, any payments made pursuant to the Plan and any gains realized upon exercise or settlement of an Award shall be subject to clawback or recoupment, as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.
(q)Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.
(r)Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its conflict of law rules).

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 9, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATUS2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 9, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D00660-P38761 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALTICE USA, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Patrick Drahi	☐	☐	☐
1b. Gerrit Jan Bakker	☐	☐	☐
1c. Manon Brouillette	☐	☐	☐
1d. David Drahi	☐	☐	☐
1e. Dexter Goei	☐	☐	☐
1f. Mark Mullen	☐	☐	☐
1g. Dennis Okhuijsen	☐	☐	☐
1h. Charles Stewart	☐	☐	☐
1i. Raymond Svider	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. To ratify the appointment of the Company's Independent Registered Public Accounting Firm for 2020.	☐	☐	☐
3. To approve the amendment and restatement of our 2017 Long Term Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D00661-P38761

ALTICE USA, INC.
Annual Meeting of Shareholders
June 10, 2020 9:00 AM, ET
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael Olsen as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ALTICE USA, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, ET on June 10, 2020, at the www.virtualshareholdermeeting.com/ATUS2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side